Exhibit 5(a)












                  AMENDED AND RESTATED LOAN AGREEMENT



                            By and Between



                     INSITUFORM TECHNOLOGIES, INC.



                                  and



                   THIRD NATIONAL BANK IN NASHVILLE







$50,000,000.00                                             June 7, 1995
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                  AMENDED AND RESTATED LOAN AGREEMENT

     This Amended and Restated Loan Agreement is executed by
INSITUFORM TECHNOLOGIES, INC., a Delaware corporation ("Borrower") and THIRD NATIONAL BANK IN NASHVILLE, a national banking association ("Lender"), as of the 7th day of June, 1995.

                         W I T N E S S E T H :

     WHEREAS, Borrower and Lender previously executed that certain Loan Agreement dated as of July 12, 1993, as supplemented and amended from time to time (as supplemented and amended, the "Prior Loan Agreement"); and

     WHEREAS, in connection with the Prior Loan Agreement, Lender extended to Borrower a credit facility in the original principal amount of $30,000,000, increased pursuant to amendments and supplemental promissory notes to the aggregate principal amount of up to $45,000,000, subsequently reduced to the aggregate principal amount of up to $42,000,000 (herein such $42,000,000 credit facility is referred to as the "Prior Loan"); and

     WHEREAS, Borrower has requested that Lender increase the principal amount of the Prior Loan to the aggregate principal amount of up to $50,000,000, and amend and restate the Prior Loan Agreement and related documents, and subject to certain terms and conditions, Lender is willing to increase the amount of the Prior Loan to up to $50,000,000 and to amend and restate the Prior Loan Agreement as set forth herein; and

     NOW, THEREFORE, in order to induce Lender to extend any additional credit to Borrower, in consideration of the premises, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereby agree that the Prior Loan Agreement is amended and restated to read in its entirety as follows:

Article I.  Definitions.

     As used in this Agreement, the following terms shall have the following meanings, unless the context expressly otherwise requires:

     "Adjusted LIBOR Rate" means the LIBOR Rate adjusted to include the cost, in basis points, of any applicable reserve requirements of the Board of Governors of the Federal Reserve System (or any successor), applicable to "Eurocurrency Liabilities" pursuant to Regulation D or other then-applicable regulations of the Board of Governors, if any, and any other applicable reserve or insurance requirements or costs charged to the Lender.



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     "Advance" means any extension of credit made pursuant to this
Agreement and/or the Note. The terms "Advance" and "Loan" (or the plural forms thereof) are used interchangeably in this Agreement.

     "Affiliate" means a Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Borrower, (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of the Borrower, or (iii) of which 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) is beneficially owned or held by the Borrower or another Affiliate.

     "Agreement" means this Loan Agreement (including all exhibits hereto) as the same may be modified, amended, or supplemented from time to time.

     "Applicable Margin" and "Applicable Margins" means:

           (i) From the Closing Date through June 30, 1995, zero for the Base Rate and 2.25% per annum for the Adjusted LIBOR
     Rate;

           (ii) From July 1, 1995 to the Maturity Date:

                (a)  If the Borrower's ratio of Funded
           Debt to EBITDA is less than 2.0 to 1 and the Borrower's ratio of Liabilities to Tangible
           Net Worth is less than 2.0 to 1, zero for the Base Rate and 1.75% per annum for the Adjusted
           LIBOR Rate;

                (b)  If the Borrower's ratio of Funded
           Debt to EBITDA is less than 2.0 to 1 and the Borrower's ratio of Liabilities to Tangible
           Net Worth is equal to or greater than 2.0 to 1, zero for the Base Rate and 2.00% per annum for the Adjusted LIBOR Rate;

                (c) If the Borrower's ratio of Funded Debt to EBITDA is equal to or greater than 2.0 to 1 and the Borrower's ratio of Liabilities to Tangible Net Worth is less than 2.0 to 1, zero for the Base Rate and 2.00% per annum for the Adjusted LIBOR Rate;

                (d)  If the Borrower's ratio of Funded
           Debt to EBITDA is equal to or greater than 2.0 to 1 and the Borrower's ratio of Liabilities to Tangible Net Worth is equal to or greater than 2.0 to 1, .25% per annum for the Base
           Rate and 2.25% per annum for the Adjusted

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           LIBOR Rate; provided, that for purposes of determining
           the Applicable Margins: (i) the Borrower's ratios of Funded Debt to EBITDA and Liabilities to Tangible Net Worth will be measured quarterly at the end of each calendar quarter based on Borrower's quarterly and annual Financial Statements, beginning with the measurements to occur as of March 31, 1995, and (ii) each Applicable Margin so determined shall be effective as of the first day of the second Fiscal Quarter following the date of such determination.

     "Base Rate" means the rate of interest established from time to time and announced by Lender as its "base rate", such rate being an interest rate used as an index for establishing interest rates on loans. The Base Rate is determined daily.

     "Bond Obligations" means, collectively, the Panola County Bond Obligations and the Shelby County Bond Obligations.

     "Business Day" means any day other than a Saturday, Sunday or day on which commercial banks are authorized to close under the laws of the State of Tennessee.

     "Closing" means the time and place of the execution and/or delivery of the Loan Documents.

     "Closing Date" means the 7th day of June, 1995.

     "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

     "Conditions Precedent" means those matters or events that must be completed or must occur or exist prior to Lender's being obligated to fund any Advance, including, but not limited to, those matters described in Article V hereof.

     "Debt" means, with respect to any Person, (a) the Obligations and all other indebtedness which in accordance with GAAP would be classified on a balance sheet of such Person as indebtedness of such Person, whether or not represented by bonds, debentures, notes or other securities, for the repayment of borrowed money, (b) all indebtedness, contingent or otherwise, for reimbursement of drafts drawn or available to be drawn under letters of credit, (c) all deferred indebtedness which in accordance with GAAP would be classified on a balance sheet of such Person as indebtedness of such Person, for the payment of the purchase price of property or assets purchased, (d) all capitalized lease obligations, (e) all guaranties (including guaranties of guaranties and guaranties of dividends and other monetary obligations, endorsements, assumptions and other contingent obligations with respect to, or to purchase or to otherwise pay or acquire, Debt of all Persons that are not

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Subsidiaries that are included in Borrower's consolidated financial statements), (f) all indebtedness secured by any mortgage or pledge of, or Lien on property of such Person, whether or not any indebtedness secured thereby shall have been assumed, and (g) all obligations of such Person to indemnify another Person to the extent of the amount of indemnity, if any, which would be payable by such Person at the time of determination of Debt.

     "Default" or "Event of Default" means the occurrence of any of the events specified in Section 8.01 hereof.

     "EBITDA" means for any period (a) Net Income for such period plus (b) the sum of the following items to the extent deducted in determining such Net Income: (i) Fixed Charges and (ii) provisions for depreciation, amortization and taxes based on income or profit and other non-cash charges that reduced such Net Income for such period, minus: the value or proceeds received from the sale, transfer or disposition, outside the ordinary course of business, of any assets during such period, if the proceeds or amounts were included in the determination of Net Income.

     "Exempted Significant Subsidiaries" shall be those Significant Subsidiaries organized under the laws of a jurisdiction outside of the United States (whether or not domesticated, so long as such domesticated company was organized under and continues to be governed by the laws of a non-United States jurisdiction).

     "Financial Statements" means the financial statement or statements of Borrower described or referenced in Section 6.01 hereof and delivered pursuant to this Agreement to Lender.

     "Fiscal Month" means each of the twelve months in the Fiscal
Year.

     "Fiscal Quarter" means each of the quarters of the Fiscal Year ending on March 31, June 30, September 30, and December 31.

     "Fiscal Year" or "Annually" means any twelve-month accounting period ending December 31.

     "Fixed Charges" means total interest expense including without limitation, for borrowed money, and the interest component
(determined in accordance with GAAP) of capital lease payments.

     "Funded Debt" means all indebtedness for money borrowed, indebtedness evidenced or secured by purchase money mortgages, capitalized leases, conditional sales contracts and similar title retention debt instruments, including any current maturities of such indebtedness. The calculation of Funded Debt shall include all Funded Debt of the Borrower and its Subsidiaries, plus all Funded Debt of other Persons, which has been guaranteed by the Borrower or

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any Subsidiary or which is supported by a letter of credit issued for the account of the Borrower or any Subsidiary, or as to which and to the extent which the Borrower or a Subsidiary or its assets otherwise have become liable for payment thereof. Funded Debt shall also include the redemption amount with respect to any stock of the Borrower or its Subsidiaries required to be redeemed within the next twelve months.

     "GAAP" means generally accepted accounting  principles.

     "Guarantor" and "Guarantors" mean each and all of the Significant Subsidiaries of Borrower other than the Exempted
Significant Subsidiaries.

     "Guaranty" and "Guaranties" mean each and all of the guaranty agreements executed by Guarantors in favor of Lender, in form and substance as set forth in Exhibit C.

     "Hanseatic Obligations" means that certain 8.5% Senior Subordinated Note dated as of July 26, 1993 executed by the Borrower to Deltec Asset Management Corporation, as custodian for Hanseatic Corporation, in the original principal amount of $5,000,000, together with the related purchase agreement of even date therewith, as amended from time to time.

     "Indebtedness" means any and all amounts and liabilities owing or to be owing by Borrower to Lender from time to time whether now existing or hereafter incurred, and whether in connection with this Agreement or otherwise, including any amendments hereof, or in connection with loans, participation interests, drafts, notes, banker's acceptances, letters of credit, industrial development bonds, guarantees, or overdrafts of checking or savings accounts of Borrower maintained with Lender. The term "Indebtedness" includes, without limitation, all indebtedness and obligations owing in connection with any draw under the Letter of Credit (as hereafter defined), and all indebtedness and obligations owing from time to time by Borrower in connection with the Panola County Bond Obligations (as hereinafter defined).

     "Interest Rate Option" means either (a) the Base Rate plus the Applicable Margin as such rate may change from day to day as the Base Rate changes, or (b) the 30-day Adjusted LIBOR Rate plus the Applicable Margin as such rate may change from month to month on the first day of each month, as selected by Borrower pursuant to the terms of Section 2.01 of this Agreement.

     "Liabilities" means, with respect to any Person, all Debt and all other items (including without limitation taxes accrued as estimated) that, in accordance with GAAP, would be included in determining total liabilities as shown on the liabilities side of a balance sheet.

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     "LIBOR Rate" means the LIBOR rate of interest for one-month periods, reported by the Telerate Computer Service to which Lender subscribes, established on the last Business Day of each month.

     "Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute, or contract, and including, but not limited to, the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale, or trust receipt or a lease, consignment, or bailment for security purposes. For the purposes of this Agreement, Borrower shall be deemed to be the owner of any Property that it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes.

     "Loan" or "Loans" means any borrowing by Borrower under this Agreement and/or the Note, and/or any extension of credit by Lender to or for Borrower pursuant to this Agreement or any other Loan
Document, including any renewal, amendment, extension, or modification thereof.

     "Loan Documents" means, collectively, each document, paper or certificate executed, furnished or delivered in connection with this Agreement (whether before, at, or after the Closing Date), including, without limitation, this Agreement, the Note, the Guaranties, and all other documents, certificates, reports, and instruments that this Agreement requires or that were executed or delivered (or both) at Lender's request.

     "Maturity Date" means the earlier of (i) June 7, 2000, or (ii) the date Lender accelerates the Indebtedness following an Event of Default. All amounts owed by Borrower to Lender pursuant to this Agreement and the Loan Documents shall be due and payable in full on the Maturity Date, unless the Maturity Date is extended in writing by the Lender.

     "Maximum Amount" means the principal amount of $50,000,000, which is the maximum amount that may be outstanding at any time under the Loan.

     "Net Income" means the consolidated net income before extraordinary items (but after giving effect to the credit resulting from tax loss carry forwards) of the Borrower for any period determined in conformity with GAAP applied on a basis consistent with those applied in preparing the Borrower's audited annual reports.

     "Non-Guaranteeing Subsidiary" shall have the meaning set forth under Section 7.10.

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     "Note" means that certain Consolidated, Amended and Restated
Promissory Note in the form as set forth in Exhibit A hereto, in the principal amount of up to $50,000,000.00, including all amendments, extensions, increases and restatements thereto and thereof, and all replacement and substitute notes therefor.

     "Obligations" means all of Borrower's undertakings in the Loan Documents including, but not limited to, all agreements, representations, warranties, and covenants. The term "Obligations" includes the Indebtedness.

     "Offering Proceeds" means all net proceeds derived by Borrower or any Subsidiary through the issuance in exchange for cash of (a) any equity security (other than in connection with any employee benefit plan or compensatory arrangement generally available to employees) or, (b) any indebtedness evidenced by a note, bond, debenture or certificate, other than Debt permitted under Section
7.01 hereof; and includes without limitation (if not already included by the foregoing language) the net amount raised by Borrower in an equity offering (less expenses incurred in such equity offering). At least five days prior notice of any proposed equity offering must be given to Lender, and any information concerning which reasonably requested by Lender shall be given to Lender.

     Panola County Bond Obligations means those certain $4,756,000 Panola County, Mississippi Industrial Development Revenue Bonds
Series 1988, of the Borrower, dated January 1, 1992, as amended from time to time.

     "PBGC" means the Pension Benefit Guaranty Corporation.

     "Permitted Acquisition" means the purchase by the Borrower of a direct or indirect licensee or sublicensee of Borrower or any Subsidiary (which was a licensee or sublicensee of Borrower or any Subsidiary as of December 31, 1994 and thereafter and any parent of any such licensee or sublicensee), provided that no Event of Default has occurred under this Agreement and that no default, breach or Event of Default (or any event which, with the giving of notice or passage of time or both would constitute an Event of Default) under this Agreement would reasonably be expected to occur as a result of such acquisition (and Borrower must deliver to Lender Borrower's certificate and representations to that effect, in form and substance reasonably satisfactory to Lender), which acquisition either (a) is for a purchase price not exceeding a total of $5,000,000, or (b) has been approved in advance by Lender, which approval may be not unreasonably withheld.

     "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated

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organization, government, or any agency or political subdivision thereof, or any other form of entity.

     "Principal Office" means the principal office of the Lender located at 201 Fourth Avenue North, Nashville, Tennessee 37219.

     "Prior Loan Agreement" shall mean the Loan Agreement dated
July 12, 1993, as supplemented and amended between Borrower and Lender.

     "Prior Notes" shall have the meaning set forth under Section
2.01.

     "Property" or "Properties" means any interest in any kind of property or asset, whether real, personal, or mixed, or tangible or intangible.

     "Reinstatement Event" shall have the meaning set forth under
Section 2.01.

     "Shelby County Bond Obligations" has the meaning ascribed to such term in Section 7.01 hereof.

     "Significant Subsidiary" means any Subsidiary which has gross assets (based on undepreciated historical cost) aggregating
$125,000 or more at any time (excluding Subsidiaries whose sole material assets consist of stock in another Subsidiary). The
Significant Subsidiaries include, without limitation, the following
Subsidiaries:

     Insituform North America Corp., a Tennessee corporation Insituform California, Inc., a Delaware corporation Insituform Southwest, a partnership having Insituform California, Inc., a Delaware corporation, and NuPipe
      California, Inc., a Delaware corporation, as sole general partners
     Insituform of New England, Inc., a Massachusetts corporation NuPipe, Inc., an Oregon corporation
     Pipe Rehab International, Inc., a Delaware corporation
     INA Acquisition Corp., a Delaware corporation
     Insituform Capital Corp., a Delaware corporation
     NuPipe International, Inc., a Delaware corporation
     NuPipe California, Inc., a Delaware corporation
     Insituform Midwest, Inc., a Delaware corporation
     Insituform Gulf South, Inc., a Delaware corporation
           (formerly known as Naylor EnviroSystems, Inc.)
     Gelco Services, Inc., an Oregon corporation
     Geltech Constructors, Inc., an Oregon corporation



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     "Subsidiary" means any corporation (or other entity) of which more than fifty percent (50%) of the issued and outstanding voting stock (or other ownership interest therein) is owned or controlled at the time as of which any determination is being made directly or indirectly, by the Borrower and/or by one or more of any Subsidiaries of the Borrower. A corporation that otherwise would be a "Subsidiary" shall not be included within the definition of Subsidiary if, on the date of this Agreement and at all times hereafter, such corporation is dormant and has no material assets. Should any such corporation that is dormant and has no material assets on the date of this Agreement at any time become active or own any asset other than immaterial assets, then such corporation shall immediately be deemed to be included within the definition of "Subsidiary".

     "Tangible Net Worth" means (i) the aggregate amount of all assets of the Borrower as may properly be classified as such under GAAP, other than goodwill and such other assets as are properly classified as "intangible assets" in accordance with GAAP, less
(ii) the aggregate amount of all liabilities of the Borrower as may properly be classified under GAAP. Offering Proceeds received subsequent to the date hereof will not be included in the determination of Borrower's Tangible Net Worth for purposes of the financial covenants set forth in Section 7.12 (b) of this Agreement.

     "Voting Stock" means securities of any class of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or persons performing similar functions).

Article II.  The Loan.

     Section 2.01 Interest and Repayment. (a) Subject to the conditions and pursuant to the terms of the Loan Documents, and in reliance upon the representations, warranties and covenants set forth in the Loan Documents, Lender agrees to make Advances to Borrower until June 7, 1997 in the aggregate principal amount of up to $50,000,000 (the "Loan"), evidenced by Borrower's Consolidated, Amended and Restated Promissory Note in the form of Exhibit A hereto, which is a consolidation, increase, amendment and restatement of and to that certain Promissory Note executed by Borrower in favor of Lender, dated July 12, 1993, in the original principal amount of $30,000,000 and that certain Additional Promissory Note dated August 2, 1994 in the original principal amount of up to $15,000,000, as reduced and amended pursuant to that certain First Amended and Restated Additional Promissory Note executed by Borrower in favor of Lender, dated October 5, 1994, in the original principal amount of $12,000,000 (such promissory notes being collectively referred to herein as the "Prior Notes"). Any and all such Prior Notes shall contemporaneously herewith be

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conspicuously marked with the following legend: "THIS NOTE HAS BEEN
AMENDED AND RESTATED INTO ONE CONSOLIDATED, AMENDED AND RESTATED
NOTE DATED JUNE 7, 1995 IN THE PRINCIPAL AMOUNT OF UP TO
$50,000,000."

     Proceeds of this Loan shall be used by Borrower solely for Permitted Acquisitions and in order to fund working capital needs and for general corporate purposes. Subject to the terms and conditions of this Agreement, Borrower may borrow, repay and reborrow hereunder, provided that at no time may the principal balance outstanding under this Note exceed the Maximum Amount. Each month by the close of Lender's business on the first day of the month Borrower shall elect which Interest Rate Option shall apply to all Advances and to all amounts outstanding under the Loan during such month. Borrower shall notify Lender of its election of the Interest Rate Option by telephone and, if requested to do so by Lender, in writing. If Lender does not receive proper notification as aforesaid of Borrower's election of the Interest Rate Option, the parties agree that the Interest Rate Option applicable to the Loan for such month, shall be the Interest Rate Option in effect for the immediately preceding month, adjusted appropriately for such new month. Once the applicable Interest Rate Option has been established for a month, all Advances made during such month, and all amounts outstanding under the Loan during such month, shall bear interest at the applicable Interest Rate Option as such rate may change from day to day (with regard to the Base Rate) or not change during such month (with regard to the Adjusted LIBOR Rate), until the first day of the following month, at which time Borrower shall elect a new Interest Rate Option by telephonic (or, if requested, written) notice to Lender. The terms and provisions of repayment of the obligations hereunder, shall be as set forth in the Note. Interest shall be paid quarterly beginning on June 30, 1995. In addition, on the last day of each Fiscal Quarter beginning on June 30, 1995 and continuing through June 30, 1997, Borrower shall pay to Lender principal payments of $500,000 each hereunder. Provided, however, that if Borrower and the intended principal parties to a proposed Permitted Acquisition have executed a letter of intent with regard to the Borrower's intent to effectuate a proposed Permitted Acquisition within six months of the execution of such letter, then until June 30, 1997 but only so long as such proposed Permitted Acquisition shall not have been abandoned by the Borrower and Borrower is actively pursuing such Permitted Acquisition and the other principal parties to such Permitted Acquisition have not abandoned or rejected such proposed Permitted Acquisition or terminated, revoked or repudiated the letter of intent, and such letter of intent has not expired, and if no Event of Default has occurred, the $500,000 quarterly principal payments shall not be required to be made. If the proposed Permitted Acquisition is abandoned by Borrower or Borrower is not actively pursuing the Permitted Acquisition, or the other principal parties to the Permitted Acquisition have abandoned such proposed Permitted

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Acquisition or terminated, revoked or repudiated the letter of intent, or if the letter of intent has expired or been terminated, or if Borrower determines not to proceed with such acquisition (any of the foregoing being referred to herein as a "Reinstatement Event"), then the $500,000 principal payment requirement shall, with respect to subsequent quarters, be reinstated, to be first (after such reinstatement) paid on the last day of the month in which the Reinstatement Event occurred, and thereafter to be paid on the last day of each third month thereafter until June 30, 1997.

     (b) On June 7, 1997 Borrower shall have no further ability to request any Advances under the Loan, and all amounts outstanding under the Note and Loan shall be repaid on a five-year amortization schedule but due and payable in three years, as follows: Beginning on September 30, 1997, and continuing on the last day of each consecutive December, March, June and September thereafter until the Maturity Date, Borrower shall pay to Lender (i) principal payments equal to one-twentieth (1/20th) of the total principal amount outstanding under the Note and Loan on September 30, 1997, plus (ii) all then-accrued interest on the Loan and Note, and any fees, expenses or other charges thereon. The Loan will mature on the Maturity Date, at which time a balloon payment of all outstanding principal and then-accrued interest shall be immediately due and payable. If no principal is outstanding under the Loan on September 30, 1997, then this loan facility shall be cancelled, and Lender will have no further obligations to extend any credit to the Borrower.

     (c) The Prior Loan Agreement shall be deemed amended and restated in its entirety and in all respects superseded by this Agreement, and neither the execution or delivery hereof or of the Note, nor any borrowing hereunder, shall constitute a default or Event of Default or breach under the Prior Loan Agreement.

     Section 2.02. Borrowing Procedure under Loan. Until June 7, 1997 the Borrower shall give the Lender written or telephonic notice of the proposed borrowing prior to 1:00 p.m. Central Standard (or Daylight) Time on the Business Day of such borrowing, and shall present any certificates or documentation required to be given in connection with such borrowing. Borrower may not request that the Loan be in the principal amount of less than $1,000,000, or more than $50,000,000. The following persons are authorized to request an Advance: James D. Krugman, Jean Paul Richard or William
A. Martin. The Lender shall make the Loan by depositing the funds being advanced into the Borrower's operating account with the Lender no later than the close of the Lender's business on the next Business Day. The giving of notice by the Borrower that it is requesting the Loan shall constitute a warranty by the Borrower that, as of the date notice is given and as of the date the advance is made, the officers of the Borrower do not have knowledge of any Event of Default as defined herein; and that as of such dates, the

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representations and warranties contained in Article IV are and will be true and correct, except as to changes occurring after the date of this Agreement caused by transactions permitted under this Agreement.

     Section 2.03. (a) Required Prepayment. Whenever the amount outstanding under the Note exceeds $50,000,000, Borrower shall immediately pay to Lender such amounts as may be necessary to cause the principal amount outstanding under the Note to be equal to or less than $50,000,000; and

     (b) Optional Prepayment. Upon ten days prior written notice delivered from Borrower to Lender, the Borrower may permanently prepay the Note in whole or in part with accrued interest to the date of such prepayment or the amount prepaid, provided that each partial prepayment shall be in a principal amount of not less than $500,000. No prepayment premium or fee shall be required upon a prepayment permitted by this Section 2.03. All prepayments will be applied first to unpaid expenses (if any), then to accrued interest, then to principal in the inverse order of maturity.

     Section 2.04. Participation Agreements. Notwithstanding any other provision of this Agreement, Borrower understands that Lender may, subject to applicable securities laws, at any time enter into participation agreements with one or more participating banks or other institutions, whereby Lender may allocate certain percentages of its commitment to them. Borrower shall furnish a reasonably sufficient number of copies of reports and certificates to Lender so that Lender and each participating lender shall receive a copy of each such document.

     Section 2.05. Use of Proceeds. The proceeds of the Loan hereunder (subsequent to those disbursed under the Prior Loan Agreement) shall be used by the Borrower only for Permitted Acquisitions and to fund working capital needs and for general corporate purposes. Such acquisition(s) shall be made in compliance with all applicable laws, rules, regulations, orders and governmental and other requirements.

     Section 2.06. Conditions of Lending. Notwithstanding any other provision of this Agreement, the Lender shall not be obligated or required to make any Advance under the Note unless each of the Conditions Precedent set forth in this Agreement has been satisfied at the time the Advance is made.

     Section 2.07. Term of Agreement. This Agreement shall be binding on the Borrower so long as any portion of the Loan described herein remains outstanding and/or any amounts are available to be drawn hereunder.

     Section 2.08. Payments to Principal Office; Debit Authority. Each payment under the Note (including any prepayment and payment of interest) shall be made to Lender at its Principal Office for the account of Lender in immediately available funds before 11:00 a.m. Nashville time on the date such payment is due. The Lender may, but shall not be obligated to, debit the amount of any such payment which is not made by such time to any ordinary deposit account of the Borrower with the Lender. All payments under the Note shall be in amounts equal to or greater than $500,000.

     Section 2.09. Right of Offset, Etc.. The Borrower hereby agrees that, in addition to (and without limitation of) any right of set-off, banker's lien or counterclaim the Lender may otherwise have, the Lender (and any participant of this Loan under Section 2.04) shall be entitled, at its option, to offset balances held by it at any of its offices against any principal of or interest on the Obligations hereunder which is not paid when due by reason of a failure by the Borrower to make any payment when due to the Lender (regardless whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower, provided that its failure to give such notice shall not affect the validity thereof.

     Section 2.10. Non-Use Fee. As additional consideration for the Lender's commitment to make the Loan hereunder and reservation of monies to fund the Loan, the Borrower shall pay to the Lender on each March 31, June 30, September 30 and December 31 after the Closing Date through June 7, 1997 (and/or on any earlier date on which the Loan is permanently prepaid in full), a fee in the amount of one-quarter of one percent (1/4%) per annum of the average unused portion of the Maximum Amount during the prior Fiscal Quarter (or other period following the previous date payment of the non-use fee was due).

     Section 2.11. Fees. Borrower shall pay to the Lender or SunTrust Corporate Finance, as the case may be, the fees set forth in the fourth paragraph of the engagement letter from SunTrust Corporate Finance to Borrower dated March 1, 1995, executed by Borrower on March 2, 1995.

     Section 2.12. Usury. The parties to this Agreement intend to conform strictly to applicable usury laws as presently in effect. Accordingly, if the transactions contemplated hereby would be usurious under applicable law (including the laws of the United States of America and the state of Tennessee), then, in that event, notwithstanding anything to the contrary in any Loan Document or agreement executed in connection with or as security for the Obligations, Borrower and Lender agree as follows: (i) the aggregate of all consideration that constitutes interest under applicable law which is contracted for, charged, or received under any of the Loan Documents, shall under no circumstance exceed the maximum lawful rate of interest permitted by applicable law, and any excess shall be credited on the Obligations by the holder thereof (or, if the obligations shall have been paid in full, refunded to Borrower); and (ii) in the event that the maturity of the Obligations is accelerated by reason of an election of the holder resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum amount of interest permitted by applicable law, and excess interest, if any, for which this Agreement provides, or otherwise, shall be cancelled automatically as of the date of such acceleration or prepayment and, if previously paid, shall be credited on the Obligations (or, if the Obligations shall have been paid in full, refunded to Borrower).

     Article III.  Guaranties.

     Section 3.01.  Guarantors.  Repayment of all of the
Indebtedness and performance of the Obligations shall be guaranteed by the Guarantors pursuant to the Guaranties.

     Article IV.  Representations and Warranties.

     To induce Lender to enter this Agreement and extend credit under this Agreement, Borrower covenants, represents, and warrants to Lender that as of the date hereof and as of the Closing Date:

     Section 4.01. Organization and Qualification. Borrower is a corporation duly organized and existing under the laws of the State of Delaware, each of the Subsidiaries is a corporation duly organized and existing under the laws of its jurisdiction of incorporation, and Borrower and each of the Subsidiaries is qualified to do business in all jurisdictions in which it conducts its business, the failure to qualify in which would have a material adverse effect on the business, Properties, operations or financial condition of the Borrower and the Significant Subsidiaries on a consolidated basis.

     Section 4.02. Corporate Power and Authorization. Borrower and each Guarantor is duly authorized and empowered to execute, deliver, and perform under all Loan Documents to which it is a party; the Borrower's and each Guarantor's board of directors has authorized the Borrower and each Guarantor to execute and perform under those Loan Documents to which it is a party; and all other corporate and/or shareholder action on Borrower's part and on each Guarantor's part required for the due execution, delivery, and performance of the Loan Documents has been duly and effectively taken.

     Section 4.03. Binding Obligations. This Agreement is, and the Note, Guaranties and other Loan Documents when executed and delivered in accordance with this Agreement will be, legal, valid and binding upon the Borrower and the Guarantors, respectively, enforceable in accordance with their respective terms, subject to no defense, counterclaim, set-off, or objection of any kind.

     Section 4.04. No Legal Bar or Resultant Lien. The Borrower's and each Guarantor's execution, delivery and performance of those Loan Documents to which it is a party do not constitute a default under, and will not violate any provisions of the articles of incorporation or bylaws of Borrower or the respective Guarantor, any contract, agreement, law, regulation, order, injunction, judgment or decree to which Borrower or any Guarantor is subject, or result in the creation or imposition of any lien upon any Properties of Borrower or any Guarantor, other than those contemplated by the Loan Documents (provided, however, that the parties acknowledge that with respect to the Panola County Bond Obligations, the Hanseatic Obligations and the Shelby County Bond Obligations, Borrower may be required to obtain waivers of certain breaches of certain financial covenants contained in the documents evidencing such obligations, prior to borrowing under this Agreement), which violation, creation or imposition would have a material adverse effect on the business, Properties, operations or financial condition of the Borrower and the Significant Subsidiaries on a consolidated basis, or on the ability of the Borrower or any Guarantor to perform its obligations under this Agreement or any of the other Loan Documents.

     Section 4.05. No Consent. Borrower's and each Guarantor's execution, delivery, and performance of the Loan Documents do not require the consent or approval of any other Person, which has not been obtained.

     Section 4.06. Liabilities and Litigation. There is no litigation, legal or administrative proceeding, investigation, or other action of any nature pending or, to the knowledge of Borrower, threatened against or affecting Borrower or any Subsidiary, not fully covered by insurance, that may materially adversely affect the business or the Properties of the Borrower and the Significant Subsidiaries on a consolidated basis, the ability of Borrower or any Guarantor to carry out the terms of the Loan Documents, or the ability of Borrower and the Significant Subsidiaries on a consolidated basis, to carry on its/their business as now conducted. Notwithstanding any provision to the contrary contained herein, the representation and warranty contained in this Section 4.06 hereof shall not, insofar as made when any Advance is requested or made under the Loan, and upon execution and delivery of this Loan Agreement, include the litigation matters disclosed in the Annual Report on Form 10-K of the Borrower for the year ended December 31, 1994, filed with the Securities and Exchange Commission and delivered to the Lender (including the exhibits thereto, the "1994 10-K"), or the Quarterly

Report on Form 10-Q, filed with the Securities and Exchange Commission and delivered to the Lender (including the exhibits thereto, the "1995 10-Q"), but only to the extent such litigation matters are disclosed therein and only to the extent the status, nature and amount of such litigation, and the likely outcome thereof, have not changed from such disclosures in any material respect, all the foregoing of which shall constitute notice under Sections 5.02(a)(iv) and 6.10(iii) hereof.

     Section 4.07.  Taxes; Governmental Charges.   Borrower and
each Subsidiary of Borrower has filed or caused to be filed all tax returns and reports required to be filed and has paid all taxes, assessments, fees, and other governmental charges levied upon it or upon any of its Properties or income, which are due and payable, including interest and penalties, in each case the failure to file or pay which would have a material adverse effect on the business, Properties, financial condition or operations of the Borrower and the Significant Subsidiaries on a consolidated basis, or on the ability of the Borrower or any of the Guarantors to perform their obligations under this Agreement or any of the other Loan Documents. Borrower and each Subsidiary has made all required withholding deposits, the failure to make which would have a material adverse effect on the business, Properties, financial condition or operations of the Borrower and the Significant Subsidiaries on a consolidated basis, or on the ability of the Borrower or any of the Guarantors to perform its obligations under this Agreement or any of the other Loan Documents. There are no material unpaid assessments pending against Borrower or any Subsidiary for any taxes or withholdings, and neither Borrower nor any Subsidiary knows of any basis therefor.

     Section 4.08. Title, Etc. Borrower and each Guarantor has good title (except for any immaterial defect in title which would not impair the ability of Borrower or any Guarantor to conduct its business as now conducted and to perform its obligations under this Agreement and the other Loan Documents) to its Properties, free and clear of all liens except those referenced or reflected in the Financial Statement described in Section 4.14 hereof. Borrower and each Guarantor possesses all trademarks, copyrights, trade names, patents, licenses, and rights therein, adequate in all material respects for the conduct of its business as now conducted and presently proposed to be conducted.

     Section 4.09. No Default. Borrower is not in default, and no Subsidiary of Borrower is in default, in any respect that materially adversely affects the business, Properties, operations, or condition, financial or otherwise, of the Borrower and the Significant Subsidiaries on a consolidated basis, under any indenture, mortgage, deed of trust, credit agreement, note, agreement, or other instrument to which Borrower or any Subsidiary is a party or by which it or its Properties are bound. No party to any such indenture, mortgage, deed of trust, credit agreement, note, agreement or other instrument has declared a default thereunder which such default or breach would have a material adverse effect on the business, Properties, financial condition or operations of the Borrower and the Significant Subsidiaries on a consolidated basis, or has notified Borrower or any Subsidiary of the occurrence of any breach or default thereunder involving Debt of $1,100,000 or more.

     Section 4.10. Compliance with Laws, Etc.. Borrower is not in violation, and no Subsidiary is in violation, of any law, judgment, decree, order, ordinance, or governmental rule or regulation to which Borrower or any Subsidiary of Borrower, or any of its respective Properties, is subject, which violation would have a material adverse effect on the business, Properties, financial condition or operations of the Borrower and the Significant Subsidiaries on a consolidated basis, or on the ability of the Borrower or any of the Guarantors to perform their obligations under this Agreement or any of the other Loan Documents. Borrower is in compliance in all material respects with the applicable provisions of ERISA. The Borrower has not incurred any "accumulated funding deficiency" within the meaning of ERISA, and the Borrower has not incurred any material liability to PBGC in connection with any plan, which deficiency or liability would be materially adverse to the business, Properties, financial condition or operations of the Borrower and the Significant Subsidiaries, on a consolidated basis. Notwithstanding any provision to the contrary contained herein, the representation and warranty contained in the first sentence of this Section 4.10, insofar as relating to the business, Properties, financial condition or operations of the Borrower and the Significant Subsidiaries on a consolidated basis, and insofar as made when any Advance is requested or made under the Loan, and upon execution and delivery of this Loan Agreement, shall not include the subject of the litigation matters described under the final sentence of Section 4.06 hereof, but only to the extent set forth therein.

     Section 4.11. Subsidiaries, Etc.. As of the date hereof, Borrower has no Significant Subsidiaries other than the Significant Subsidiaries specifically listed in the definition of "Significant Subsidiary" in Article 1 of this Agreement and other than the Exempted Significant Subsidiaries.

     Section 4.12. No Material Misstatements. No information, exhibit, or report furnished or to be furnished by Borrower to Lender in connection with this Agreement, contain as of the date thereof, or will contain as of the Closing Date, any material misstatement of fact or failed or will fail to state any material fact, the omission of which would render the statements therein materially false or misleading.

     Section 4.13.  Use of Proceeds; Purpose of the Credit.
Borrower has used or will use proceeds from the Loan exclusively for the purposes stated in this Agreement.

     Section 4.14. Financial Statement. The consolidated financial statements dated December 31, 1994 previously delivered by Borrower to Lender, and Borrower's financial statements dated March 31, 1995 delivered by Borrower to Lender, fairly and accurately present the financial condition of Borrower and the Subsidiaries as of such dates and have been prepared in accordance with generally accepted accounting principles consistently applied. Since December 31, 1994, there has been no material, adverse change in the financial condition of the Borrower and the Subsidiaries, taken as a group, as disclosed by such financial statements, subject to the matters set forth therein.

     Article V. Conditions Precedent.

     Section 5.01. Initial Conditions. Lender's obligation to extend credit hereunder is subject to the Conditions Precedent that Lender shall have received (or agreed in writing to waive or defer receipt of) all of the following, each duly executed, dated and delivered as of the Closing Date, in form and substance satisfactory to Lender and its counsel:

     (a) Note and Loan Documents. The Note of Borrower payable to the order of Lender, the Guaranties and all other Loan Documents;

     (b) Evidence Of All Corporate Action By The Borrower. Certified (as of the date of this Agreement) copies of all corporate action taken by the Borrower, including resolutions of its Board of Directors, authorizing the execution, delivery, and performance of the Loan Documents to which it is a party and each other document to be delivered pursuant to this Agreement;

     (c) Incumbency And Signature Certificate Of The Borrower. A certificate (dated as of the date of this Agreement) of the Secretary of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign the Loan
Documents to which it is a party and the other documents to be delivered by the Borrower under this Agreement;

     (d) Opinion of Counsel For the Borrower and the Subsidiaries. A favorable opinion of Krugman, Chapnick and Grimshaw, counsel for the Borrower and the Subsidiaries, in substantially the form of Exhibit B and as to such other matters as the Lender may reasonably request;

     (e) Evidence Of All Corporate and Partnership Action By The Guarantors. Certified (as of the date of delivery of their respective Guaranties) copies of all corporate and partnership action taken by the Guarantors and by the general partners of Insituform Southwest and any other partnership Guarantor (the "Partners"), including resolutions of their Boards of Directors, authorizing the execution, delivery, and performance of the Guaranties;

     (f) Incumbency And Signature Certificates Of The Guarantors. A certificate (dated as of the date of delivery of their respective Guaranties) of the secretary or assistant secretary of each of the Guarantors, and/or of the secretaries or assistant secretaries of the Partners of the partnership Guarantors, certifying the names and true signatures of the officers of the Guarantors authorized to sign the Guaranties, and of the officers of the Partners authorized to sign on behalf of Insituform Southwest and any other partnership Guarantor;

     (g) Other Opinions, Approvals And Documents. The Lender shall have received such other approvals, opinions or documents as the Bank or its counsel may reasonably request;

     (h) No Material Adverse Change. No material adverse changes in the financial or other condition of Borrower or any of the Guarantors shall have occurred since the date of this Agreement which, in the opinion of Lender, is likely to materially adversely affect the ability of Borrower to perform its obligations under this Agreement, or of the Guarantors to collectively perform their obligations under the Guaranties;

     (i) Certificates of Good Standing. Certificates of good standing of Borrower and each Guarantor from the states of their incorporation and each state in which Borrower has qualified to do business and is doing business;

     (j) Consents, Etc.. Certified copies of all documents evidencing any necessary corporate action, consents, and governmental approvals (if any) with respect to this Agreement and the Loan Documents;

     (k) Charter and By-Laws. Copies of Borrower's and Guarantors' and the Partners' by-laws and articles of incorporation, and a copy of the partnership agreement of Insituform Southwest (and any other partnership Guarantor) (including all amendments thereto) certified by the secretary of Borrower or the respective Guarantor, and by the partners of Insituform Southwest (and any other partnership Guarantor), as being true and complete copies of the current by-laws, articles of incorporation and partnership agreement of Borrower, the Partners, and the Guarantors, as applicable;

     (l)   Fees.      Payment of the fees required to be paid by
Borrower to Lender as of the Closing Date; and

     (m) Other. Such other documents as Lender may reasonably request.

     Section 5.02.  All Borrowings; Acquisitions.

     (a) The Lender's obligations to extend credit under the Note are subject to the following additional Conditions Precedent which shall be met when an Advance is requested and an Advance is made:
(i) The representations of the Borrower contained in Article IV are true and correct as of the date of the requested Advance, with the same effect as though made on the date additional funds are advanced; (ii) There has been no material adverse change in the Borrower's financial condition since the date of the last borrowing hereunder; (iii) No Event of Default has occurred and continues to exist; (iv) No material litigation or governmental proceedings not disclosed in writing by the Borrower to the Lender prior to the date of the execution and delivery of this Agreement is pending or known to be threatened against the Borrower, which could reasonably be expected to materially adversely affect the financial position or business of the Borrower and the Significant Subsidiaries on a consolidated basis or impair the ability of the Borrower or the Guarantors to perform their obligations under this Agreement or any other Loan Documents; and (v) If a requested Advance would cause a breach of a financial covenant under any of the documents executed in connection with the Bond Obligations, evidence reasonably satisfactory to Lender that such breach has been waived.

     (b) Information Concerning Acquisitions. If any portion of a requested Advance is to be used in connection with a Permitted Acquisition, the Lender shall have received the following information from the Borrower, in writing: (i) full identification of any licensee or sublicensee, or its holding company, being acquired with the proceeds of the Loan; (ii) an explanation of the terms of the acquisition, including without limitation the purchase price; (iii) the estimated amount of goodwill that will be added to the Borrower's balance sheet; and (iv) historical financial statements for any licensee or sublicensee acquired with proceeds of the Loan, covering the three years immediately preceding such acquisition, in a form reasonably satisfactory to the Lender, together with a current interim financial statement of such entity, in a form reasonably satisfactory to the Lender, containing such information as the Lender may reasonably request.

     Article VI.  Affirmative Covenants.

     Borrower covenants that, during the term of this Agreement (including any extensions hereof) and until all Indebtedness shall have been finally paid in full and/or any amounts are available to be requested or disbursed hereunder, unless Lender shall otherwise first consent in writing, Borrower shall:

     Section 6.01 Financial Statements and Reports. Make no changes in the dates of the Fiscal Year and Fiscal Quarters, and promptly furnish to Lender:

     (a) Annual Reports. As soon as available, and in any event within ninety (90) days after the close of each Fiscal Year, from the present independent certified public accountants of Borrower or by such other firm of independent public accountants as may be designated by Borrower and be reasonably satisfactory to Bank, the audited consolidated Financial Statements of the Borrower and its Subsidiaries setting forth the audited consolidated and unaudited consolidating balance sheets of Borrower and its Subsidiaries at the end of such year, and the audited consolidated and unaudited consolidating statements of income, statements of cash flows, and statements of retained earnings of Borrower and its Subsidiaries for such year, setting forth in each case in comparative form (beginning when comparative data are available) the corresponding figures for the preceding Fiscal Year;

     (b) Quarterly and Year-to-Date Reports. As soon as available and in any event within forty-five (45) days after the end of each Fiscal Quarter, the unaudited consolidated and consolidating balance sheet of Borrower and its Subsidiaries as of the end of such Fiscal Quarter and the unaudited consolidated and consolidating statement of income of Borrower and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the Fiscal Year to the close of such quarter, all certified by the chief financial or chief accounting officer of the Borrower as being true and correct to the best of his or her knowledge; and

     (c) Other Information. At the same time as they are filed with the Securities and Exchange Commission, copies of Borrower's 10-Q and 10-K reports, and, with reasonable promptness, such other information as Lender may from time to time reasonably request. All such balance sheets and other Financial Statements referred to in Sections 6.01(a) and (b) hereof shall conform to GAAP on a basis consistent with those of previous Financial Statements.

     Section 6.02. Certificates of Compliance. (a) Annual and Quarterly Certificates. Concurrently with the furnishing of the annual Financial Statements pursuant to Section 6.01(a) hereof and the quarterly Financial Statements pursuant to Section 6.01(b) hereof, furnish or cause to be furnished to Lender a certificate of compliance in the form of Exhibit D hereto, certified by the president or chief accounting or financial officer of the Borrower, stating that neither such officer nor the Borrower has obtained knowledge of any Event of Default, or event which, after notice or lapse of time (or both), would constitute an Event of Default or, if such officer or the Borrower has obtained such knowledge, disclosing the nature, details, and period of existence of such event.

     Section 6.03. Taxes and Other Liens. Pay and discharge promptly all taxes, assessments, and governmental charges or levies imposed upon it or upon any of its income or Property as well as all claims of any kind (including claims for labor, materials, supplies, and rent) which, if unpaid, might become a Lien (other than Liens permitted under Section 7.02) upon any or all of its Property, the failure to pay which might have material adverse effect on the business, Properties, financial condition or operations of the Borrower and its Significant Subsidiaries on a consolidated basis; provided, however, that Borrower shall not be required to pay any such tax, assessment, charge, levy, or claim if the amount, applicability, or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted and if Borrower shall establish reserves therefor adequate under GAAP.

     Section 6.04 Maintenance.

     (a)   Maintain its corporate existence;

     (b) Remain substantially in the business in which it is currently engaged;

     (c) Observe and comply (to the extent necessary so that any failure will not materially and adversely affect the business or Property of the Borrower and the Significant Subsidiaries on a consolidated basis) with all applicable laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, certificates, franchises, permits, licenses, authorizations, and requirements of all federal, state, county, municipal, and other governments; and

     (d) Maintain its Property (and any Property leased by or consigned to it or held under title retention or conditional sales contracts) in good and workable condition at all times and make all repairs, replacements, additions, and improvements to its Property reasonably necessary and proper to ensure that the business carried on in connection with its Property may in all respects material to the business, financial condition or operations of the Borrower and its Significant Subsidiaries on a consolidated basis, be conducted properly and efficiently at all times.

     Section 6.05. Further Assurances. Promptly cure any defects in the creation, issuance, and delivery of the Loan Documents. Borrower at its expense promptly will execute and deliver to Lender upon request all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements of Borrower in the Loan Documents, or to correct any omissions in the Loan Documents, or to state more fully the Obligations and agreements set out in any of the Loan Documents, or to file any notices, or to obtain any consents, all as may be reasonably necessary or appropriate in connection therewith.

     Section 6.06 Performance of Obligations.

     (a) Pay the Indebtedness according to the terms of the Note and Loan Documents; and

     (b) do and perform, and cause to be done and to be performed, every act and discharge all of the obligations provided to be performed and discharged by Borrower under the Note and Loan
Documents, at the time or times and in the manner specified.

     Section 6.07. Insurance. Maintain and continue to maintain, with financially sound and reputable insurors, insurance reasonably satisfactory in type, coverage and amount to Lender against such liabilities, casualties, risks, and contingencies and in such types and amounts as is customary in the case of corporations engaged in the same or similar businesses and similarly situated. Upon request of Lender, Borrower will furnish or cause to be furnished to Lender from time to time a summary of the insurance coverage of Borrower in form and substance satisfactory to Lender and if requested will furnish Lender copies of the applicable policies.

     Section 6.08. Accounts and Records. Keep books of record and account, in which full, true, and correct entries will be made of all dealings or transactions in accordance with GAAP.

     Section 6.09. Right of Inspection. Permit any officer, employee, or agent of Lender to visit and inspect any of the Property of Borrower, to examine Borrower's books of record and accounts, to take copies and extracts from such books of record and accounts, all at such reasonable times and upon reasonable (which may be same-day) notice and as often as Lender may reasonably desire.

     Section 6.10. Notice of Certain Events. Promptly notify Lender if Borrower learns of the occurrence of (i) any event that constitutes an Event of Default together with a detailed statement by a responsible officer of Borrower of the steps being taken as a result thereof; or (ii) the receipt of any notice from, or the taking of any other action by, the holder of any promissory note, debenture, or other evidence of Debt of Borrower or of any security (as defined under the Securities Act of 1933, as amended) of Borrower, representing Debt in excess of $500,000, with respect to a claimed default, together with a detailed statement by an officer of Borrower specifying the notice given or other action taken by such holder and the nature of the claimed default and what action Borrower is taking or proposes to take with respect thereto; or
(iii) any legal, judicial, or regulatory proceedings affecting Borrower in which the amount involved is material and is not covered by insurance or which, if adversely determined, would have a material and adverse effect on the business or the financial condition of Borrower; or (iv) any dispute between Borrower and any governmental or regulatory authority or any other person, entity, or agency which, if adversely determined, might materially interfere with the normal business operations of Borrower; or (v) any material adverse changes, either individually or in the aggregate, in the assets, liabilities, financial condition, business, operations, affairs, or circumstances of Borrower from those reflected in the Financial Statements or from the facts warranted or represented in any Loan Document. The parties acknowledge and agree that any notice delivered by Borrower to Lender under the Prior Loan Agreement prior to the date of this Agreement shall constitute a notice hereunder; and that any waiver or consent delivered by Lender to Borrower prior to the date hereof under the Prior Loan Agreement shall constitute a waiver and consent hereunder.

     Section 6.11. ERISA Information and Compliance. Comply in all respects in which noncompliance might cause a material adverse effect on the business, Properties, financial condition or operations of the Borrower and its Significant Subsidiaries on a consolidated basis, with the Employee Retirement and Income Security Act ("ERISA") and all other applicable laws governing any pension or profit sharing plan or arrangement to which Borrower is a party. Borrower shall provide Lender with notice of any "reportable event" or "prohibited transaction" or the imposition of a "withdrawal liability" within the meaning of ERISA.

     Section 6.12. Management. Give immediate notice to Lender of any change in the senior management of Borrower.

     Section 6.13. Acquired Subsidiaries' Guaranties. In the event of the acquisition thereof by Borrower subsequent to the date hereof, cause each Significant Subsidiary so acquired (other than an Exempted Significant Subsidiary), to execute Guaranties and deliver to Lender the related articles of incorporation, bylaws, certificates of good standing, certificates of incumbency, attorney opinion letters and all other applicable items described in Article 5 related thereto, within 90 days after the acquisition by Borrower thereof.

     ARTICLE VII.  Negative Covenants.

     Borrower covenants and agrees that, during the term of this Agreement and any extensions hereof and until the Indebtedness has been paid and satisfied in full, unless Lender shall otherwise first consent in writing, Borrower will not, and will not allow or suffer any of its Subsidiaries to,:

     Section 7.01. Debts, Guaranties, and Other Obligations. Incur, create, assume, suffer to exist or in any manner become or be liable with respect to any Debt; provided that subject to all other provisions of this Article, the foregoing prohibitions shall not apply to: (a) any Debt outstanding on March 31, 1995 that is reflected on the March 31, 1995 financial statement of Borrower that has been delivered to Lender, or subsequently incurred pursuant to credit lines in effect at March 31, 1995, or incurred in the ordinary course of business for customary operating needs from March 31, 1995 to the date hereof; (b) indebtedness incurred under this Agreement or any other agreement between Borrower and Bank; (c) trade indebtedness incurred in the ordinary course of business payable (and paid) within 60 days of its incurrence, whether paid directly or by reimbursement in connection with any letter of credit facility, but not to exceed amounts historically and customarily incurred by Borrower (or its Subsidiaries, as applicable); (d) any subordinate indebtedness in form, amount and substance reasonably approved in advance in writing by the Bank and subordinated by subordination agreements reasonably satisfactory to Bank; (e) Debt of a corporation acquired by the Borrower or a Subsidiary subsequent to the date of this Agreement, which Debt was incurred prior to such acquisition and is outstanding on the date of such acquisition; (f) intercompany Debt arising solely among Borrower and its Subsidiaries that is not otherwise prohibited under Section 7.10 of this Agreement; (g) guaranties given in the ordinary course of business to secure bids or contracts or performance bonds relating to work to be performed by Borrower or a Subsidiary; (h) a certain guaranty executed by Borrower in favor of National Westminster Bank ("NatWest") guaranteeing certain indebtedness of Insituform Linings, Plc owed to NatWest not to exceed the principal amount of Pound Sterling 700,000; and (i) other indebtedness not to exceed $2,500.000.00 in the aggregate for Borrower and its Subsidiaries at one time outstanding.

     Section 7.02. Liens. Grant any Lien in, or otherwise encumber, any of its Properties or assets or permit any of the Subsidiaries to grant any Lien in, or otherwise encumber, any of such Subsidiary's Properties or assets, except for (i) Liens now existing (including Liens existing on the date of acquisition of any corporation subsequently acquired by Borrower as a Subsidiary in accordance with this Agreement); (ii) Liens for taxes not yet due and payable or which are being actively contested in good faith by appropriate proceedings; (iii) liens arising in favor of the Lender; (iv) Liens incurred or pledges and deposits made in connection with worker's compensation, unemployment insurance, old age pensions, social security and public liability laws and similar legislation; (v) liens securing the performance of bids, tenders, leases, contracts (other than for the repayment of borrowed money), statutory obligations, surety and appeal bonds and other obligations of like nature, incurred as an incident to and in the ordinary course of business; (vi) statutory liens of landlords and other liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and vendor's liens, incurred in good faith in the ordinary course of business; (vii) zoning restrictions, easements, licenses, reservations, restrictions on the use or transfer of real property which do not in the aggregate materially detract from the value of the property or assets of the Borrower and its Subsidiaries taken as a whole, or materially impair the use of such property or assets in the operations of the business of the Borrower or any Subsidiary; (viii) attachment, judgment or similar liens so long as the finality of any judgments related thereto in excess of $250,000.00 in the aggregate is being contested in good faith, and for which adequate reserves have been provided in the financial statements of the Borrower; and (ix) liens securing any property for rent or hire or any deferred purchase price for any property.

     Section 7.03. Investments. Subject to any limitations otherwise provided in this Agreement:

     (a) purchase or own any stock or other securities or other ownership interest in any corporation, firm, or other entity other than the Subsidiaries or any of Borrower's direct or indirect licensees and sublicensees, or joint ventures or investments in similar or related businesses with respect to the Insituform process, the NuPipe process or other pipeline rehabilitation business, provided that such purchases and/or investments not reflected in Borrower's March 31, 1995 financial statements delivered to Lender, (w) do not exceed $5,000,000 per acquisition, purchase and/or entity or (y) in each case is a Permitted Acquisition, or

     (b) invest in excess of 20% of its liquid assets in other marketable securities (such 20% limitation shall not apply to government backed securities, government bonds and United States
Treasury investments).

     Compliance with the foregoing Section 7.03(a), in the event that Borrower is required by the terms of an existing commitment in connection with any investment described in the 1994 Form 10-K under the caption "Investments" or in connection with Insituform Linings Plc shall not in and of itself be deemed to constitute a conflict with or a breach or default under such commitment including so as to cause an Event of Default under this Loan Agreement.

     Section 7.04. Dividends, Distributions, and Redemptions; Issuance of Stock. In any Fiscal Year commencing with the Borrower's Fiscal Year beginning January 1, 1995, declare or pay any dividend (other than dividends payable solely in common stock of Borrower), or purchase, redeem, or otherwise retire or acquire for value any of its stock, now or hereafter outstanding, or apply or set apart any of its assets, or return any capital to its stockholders, or make any distribution of its assets to its stockholders as such, in excess of fifty percent (50%) of the aggregate net income (as defined in accordance with GAAP) of Borrower and its Subsidiaries, on a consolidated basis, for such Fiscal Year. Dividends may be paid no more often than once in any Fiscal Year. All Offering Proceeds must be applied to the Indebtedness owed to the Lender arising from this Agreement (or any amendment hereto or restatement hereof), if required by the Lender, and all such Offering Proceeds shall be applied first to outstanding expenses, then to accrued interest, and then to principal in the inverse order of maturity.

     Section 7.05. Nature and Ownership of Business. Suffer or permit any material change to be made in the character of its business as carried on at the Closing Date.

     Section 7.06. Mergers, Dispositions, Etc.. (a) Except for the acquisition by NuPipe Limited of Insituform Permaline Limited in a scheme of arrangement under English law, sell, assign, lease, transfer, or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property (or any Subsidiary), or the Property (whether now owned or hereafter acquired) of any of its Subsidiaries, to any Person, except for transfers to a Subsidiary that is also a Guarantor that has been previously approved by the Lender, and that has executed and delivered to Lender its Guaranty and all related items as described in Article 5 of this Agreement; or (b) consolidate with or merge into, or permit any Subsidiary to consolidate with or merge into, any other corporation or entity, (i) unless no Event of Default (without reference to this Section 7.06) has occurred or would occur after giving effect to such merger, and (ii) (x) unless the Borrower or a Subsidiary that is also a Guarantor that has been previously approved by the Lender and that has executed and delivered to Lender its Guaranty and all related items as described in Article 5 of this Agreement is the surviving entity, or (y) such transaction is effectuated in order to consummate a Permitted Acquisition and is effectuated by a newly-formed Subsidiary (which is not a Significant Subsidiary) created for that purpose; (c) suffer or permit in whole or in part dissolution or liquidation of Borrower or any Subsidiary (except in a transaction permitted by clause (b) immediately preceding and except, with regard to a Subsidiary, but not with regard to the Borrower, in a transaction permitted by clause (a) immediately preceding); or (d) permit a reorganization or sale of securities that would cause Borrower to no longer maintain control of the Subsidiaries (other than any Subsidiary subject to a transaction permitted under clauses (a),
(b) or (c) immediately preceding). For purposes of this Agreement, Lender has previously approved as Guarantors all Subsidiaries identified by name under the definition of "Significant Subsidiary" in this Agreement.

     Section 7.07. Transactions With Affiliates. Except for transactions between Borrower and the Subsidiaries, or between Subsidiaries, which are not otherwise prohibited by this Agreement, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of Property with, or the rendering of any service by or for, any Affiliate), except for transactions entered into prior to the date hereof which are noted in the Borrower's financial statements dated December 31, 1994 or March 31, 1995, if material, and except in the ordinary course of and pursuant to the reasonable and customary standards, practice and requirements of the Borrower's business and upon fair and reasonable terms no less favorable to the Borrower than would be obtained by a Person other than an Affiliate in a comparable arm's length transaction with Borrower. Borrower and Lender agree that this Section shall not be construed so as to allow, and shall be read so as to disallow, pricing below cost on product sales by Borrower or any Guarantor to any Affiliate, other than sales to Borrower or a Guarantor.

     Section 7.08. Use of Loan Proceeds. Permit the proceeds of the Loan to be used for any purpose other than the purposes described in Section 2.05 of this Agreement.

     Section 7.09. Disposition of Assets. Dispose of any of its assets or any assets of any of its Subsidiaries, other than as permitted under Section 7.06 and other than in the ordinary course of Borrower's (or the respective Subsidiary's, as applicable) present business upon terms not materially adverse to Borrower (or the applicable Subsidiary), and in any event only for full and adequate consideration.

     Section 7.10. No Loans. Make any loans, advances or extensions of credit to any person or entity, except for such loans, advances or extensions (i) set forth in the 1994 10-K (and except for loans made pursuant to the commitments described in the 1994 10-K), (ii) made to employees of the Borrower or any Subsidiary not to exceed an aggregate of $600,000.00, (iii) made to the Borrower or any Subsidiary that is also a Guarantor that has been previously approved by the Lender, and that has executed and delivered to Lender its Guaranty and all related items as described in Article 5 of this Agreement; (iv) (A) made to the entities described on the "Schedule of Net Positive Receivable Balances Outstanding at June 30, 1993 to Borrower and Guaranteeing Subsidiaries by Non-Guaranteeing Subsidiaries" previously delivered by Borrower to Lender (the "Schedule"), by Borrower and by INA Acquisition Corp. in the amounts described in the Schedule, which amounts may not be increased (and, once repaid, may not be reborrowed or readvanced), and (B) amounts required to be loaned or invested by Borrower or a Subsidiary due to a pro-rata call on all shareholders of Insituform Linings Plc, to the extent permitted under Section 7A.01(a) of this Agreement, plus (C) $5,000,000 (a

"Non-Guaranteeing Subsidiary", for purposes of this Agreement, means any Subsidiary that is not an approved Guarantor and that has not delivered to Lender the Guaranty and related items described in
Article 5, and the "Non-Guaranteeing Subsidiaries" means, collectively, each Non-Guaranteeing Subsidiary); and (v) otherwise made to any licensee, sublicensee, vendor, sales agent or distributor not to exceed $1,000,000 in the aggregate; provided, however, that a Non-Guaranteeing Subsidiary may make loans, advances or extensions of credit to the Borrower or any Subsidiary so long as such loans, advances or extensions are not otherwise prohibited by this Agreement (without reference to this Section 7.10).

     Section 7.11. Prepayments of Other Debts. Prepay any Debt (excluding trade payables) to any Person, except that the foregoing restriction shall not apply to the Indebtedness (unless otherwise expressly prohibited by another provision herein or in any Loan Document).

     Section 7.12. Financial Covenants. On a consolidated basis for Borrower and its Subsidiaries:

     (a) Current Ratio. Permit the ratio of current assets to current liabilities to be less than 1.5 to 1.0 at any time until the Maturity Date.

     (b) Liabilities to Tangible Net Worth. Permit the ratio of Liabilities to Tangible Net Worth to exceed 4.5 to 1.0 at any time from the Closing Date through December 31, 1995; or 3.0 to 1.0 at any time from January 1, 1996 through December 31, 1996; or 2.0 to
1.0 at any time thereafter until the Maturity Date.

     (c) Tangible Net Worth. Permit Tangible Net Worth (including Offering Proceeds raised in any equity offering) to be less at any time than the amounts and for the periods indicated below:


           Time Periods                Minimum Tangible Net Worth
      From the Closing Date            $19,000,000 plus Offering Proceeds received
      through December 31, 1995        in any equity offerings closed during 1995







      From January 1, 1996             $19,000,000 plus the greater of: (A) $8,500,000
      through December 31, 1996        or (B) 75 percent of net earnings, determined in
                                       accordance with GAAP, during 1995 (said sum
                                       being referred to as "1996 Required Net Worth")
                                       plus Offering Proceeds received in any equity
                                       offerings closed during 1995 and/or 1996

      From January 1, 1997             1996 Required Net Worth plus 50 percent of net
      through December 31, 1997        earnings, determined in accordance with GAAP,
                                       for 1996 (said sum being referred to as "1997
                                       Required Net Worth"), plus Offering Proceeds
                                       received in any equity offerings closed during
                                       1995, 1996 and/or 1997

      From January 1, 1998             1997 Required Net Worth plus 50 percent of net
      through December 31, 1998        earnings, determined in accordance with GAAP,
                                       for 1997 (said sum being referred to as "1998
                                       Required Net Worth") plus Offering Proceeds
                                       received in any equity offerings closed during
                                       1995, 1996, 1997 and/or 1998

      From January 1, 1999             1998 Required Net Worth plus 50 percent of net
      through December 31, 1999        earnings, determined in accordance with GAAP,
                                       for 1998 (said sum being referred to as "1999
                                       Required Net Worth") plus Offering Proceeds
                                       received in any equity offerings closed during
                                       1995, 1996, 1997, 1998 and/or 1999

      From January 1, 2000             1999 Required Net Worth plus 50 percent of net
      through the Maturity Date        earnings, determined in accordance with GAAP,
                                       for 1999 plus Offering Proceeds received in any
                                       equity offerings closed during 1995, 1996, 1997,
                                       1998, 1999 and/or 2000.

     (d) Ratio of Funded Debt to EBITDA. Permit the ratio of Funded Debt to EBITDA to equal or exceed 3.0 to 1.0 at any time during 1995 for any trailing four-quarter period, or 2.5 to 1.0 at any time beginning January 1, 1996 and thereafter, for any trailing four-quarter period.

     Section 7.13. Transactions with Guarantors. The Borrower shall not, and its Subsidiaries who are Guarantors shall not, take any action, and shall not allow any action to be taken, that would result in direct or indirect loans, or in transactions that could be construed as direct or indirect loans by the Borrower or such Subsidiary, to any Subsidiary that is not a Guarantor approved by Lender that has delivered to Lender its Guaranty and the other related items described in Article 5 of this Agreement (as used in this section, a "Guarantor") in excess of the loans permitted to be made to such non-guaranteeing Subsidiaries under Section 7.10, including without limitation pricing below cost on product sales by the Borrower or its Subsidiaries who are Guarantors to Subsidiaries that are not Guarantors.

     Article VIIA.  Special Agreement Regarding Insituform Linings
Plc.

     Section 7A.01. Insituform Linings Plc. With regard to Insituform Linings Plc, an English corporation ("Insituform Linings"), Lender acknowledges that it has been informed that the Borrower does not, as of the Closing Date, have control over Insituform Linings. Therefore, Borrower and Lender agree that:

     Insituform Linings shall not be deemed to be included within the term "Subsidiary" as that term is used in Article 7 of this Agreement, except for Section 7.12 of this Agreement. Additionally, Insituform Linings shall not be deemed to be a "Subsidiary" to which the Events of Default described in Article 8 of this Agreement apply, except for Sections 8.01 (g), (h), (i), (j) and
(o).

     Provided, however, that notwithstanding any provision herein to the contrary (and/or the effect, on any other provision of this Agreement, of the agreements set forth above), the Borrower and Lender agree that:

     (a) The Borrower and the other Subsidiaries (excluding Insituform Linings) shall not have the ability to lend monies to, guarantee loans or performance of, obtain bonds for, or otherwise extend credit to or on behalf of or for the benefit of, or make itself or any of its property liable for any indebtedness or obligations of, Insituform Linings or invest additional capital in Linings (except for a receivable from Insituform Linings to the Borrower in the outstanding amount not to exceed $373,706 and except that in the event Insituform Linings makes a call on all shareholders on a pro-rata basis according to the interest of each shareholder, Borrower or a Subsidiary shall be permitted to loan or invest the amount of such call, as the case may be, if such does not otherwise cause a default under this Agreement); and

     (b) The Borrower and its Subsidiaries shall not deal with Insituform Linings on any basis other than an arm's-length basis, no more favorable to Insituform Linings than to an entity not owned (wholly or partially) by the Borrower, and shall not dispose of or transfer any property or assets to Insituform Linings except for full and adequate consideration; and

     (c) Should the Borrower at any time gain control of Insituform Linings, Borrower agrees that immediately upon gaining such control Insituform Linings shall be deemed to be a "Subsidiary" for all purposes under this Agreement, and the provisions of this Section 7A.01 shall terminate.

     Article VIII.  Events of Default.

     Section 8.01. Events of Default. Any of the following events shall be considered an Event of Default as those terms are used in this Agreement:

     (a) Borrower fails to make payment within five (5) days of the due date of any payment of interest, principal or other amount(s) on the Note or due hereunder or under any of the Loan Documents, or otherwise in connection with the Indebtedness; or

     (b) Failure by Borrower to pay to Lender within five (5) days from the due date thereof any principal, interest or other amount due on any other indebtedness of Borrower to Lender, now existing or hereafter owing or arising, direct or contingent, secured or unsecured, including without limitation any indebtedness or obligations arising in connection with the Panola County Bond Obligations, the Letter of Credit, and/or any of the other Obligations; or

     (c) Default by Borrower or any of the Subsidiaries under any other document, note, agreement or understanding with, held by, or executed in favor of Lender which is not cured within twenty (20) days from receipt by Borrower of written notice from Lender specifying such default; or

     (d) Should any representation or warranty contained herein or made by or furnished on behalf of Borrower or any of the Subsidiaries in connection herewith be false or misleading in any material respect as of the date made; or

     (e) Failure to perform or observe any covenant, or agreement, duty or obligation (other than those for which an Event of Default is specifically listed in this Section 8.01, for which no notice or cure period, or a shorter cure period, is specified) contained in this Agreement within twenty (20) days after Lender sends written notice to Borrower specifying such non-performance; or

     (f) Failure by Borrower or any of the Subsidiaries to pay its debts generally as they become due; or

     (g) Concealing, removing, or permitting to be concealed or removed, any part of the Property of Borrower or any of the Subsidiaries, with intent to hinder, delay or defraud its creditors or any of them, or making or suffering a transfer of any Property of Borrower or any of the Subsidiaries which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or making any transfer of any of Property of Borrower or any of the Subsidiaries to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid, or suffering or permitting, while insolvent, any creditor to obtain a lien upon any Property of Borrower or any of the Subsidiaries through legal proceedings or distraint which is not vacated within thirty days from the date thereof;

     (h) In each case except for Insituform Group Limited, an Isle of Man corporation which Borrower represents has no material assets and will not have any material assets ("Insituform Group Limited"), and except for the acquisition by NuPipe Limited of Insituform Permaline Limited in a scheme of arrangement under English law, and except as otherwise permitted under this Agreement, a receiver, custodian, liquidator, or trustee of Borrower or of any Subsidiary, or of any of its respective Property, is appointed by the order or decree of any court or agency or supervisory authority having jurisdiction; or Borrower or any Subsidiary is adjudicated bankrupt or insolvent; or any of the Property of Borrower or any Subsidiary is sequestered by court order or a petition is filed against Borrower and/or any Subsidiary under any state or federal bankruptcy, reorganization, debt arrangement, insolvency, readjustment of debt, dissolution, liquidation, or receivership law of any jurisdiction, whether now or hereafter in effect (and if made involuntarily against Borrower or such Subsidiary, without the consent or cooperation of Borrower or any Subsidiary, is not dismissed within 60 days of the filing thereof) (it being acknowledged and agreed that no notice requirement on the part of Lender, and no cure period except for the 60 days in which Borrower or the applicable Subsidiary may obtain a dismissal of an involuntary bankruptcy petition, shall apply to this Subsection 8.01(h)); or

     (i) In each case except for Insituform Group Limited, and except for the acquisition by NuPipe Limited of Insituform Permaline Limited in a scheme of arrangement under English law, and except as otherwise permitted by this Agreement, Borrower or any Subsidiary takes affirmative steps to prepare to file, or Borrower or any Subsidiary files a petition in voluntary bankruptcy or to seek relief under any provision of any bankruptcy, reorganization, debt arrangement, insolvency, readjustment of debt, dissolution, or liquidation law of any jurisdiction, whether now or hereafter in effect, or consents to the filing of any petition against it under any such law (it being acknowledged and agreed that no notice requirement on the part of Lender, and no cure period, shall apply to this Subsection 8.01(i)); or

     (j) In each case except for Insituform Group Limited, and except for the acquisition by NuPipe Limited of Insituform Permaline Limited in a scheme of arrangement under English law, and except as otherwise permitted by this Agreement, Borrower or any Subsidiary makes an assignment for the benefit of its creditors, or admits in writing its inability to pay its debts generally as they become due, or consents to the appointment of a receiver, trustee, or liquidator of Borrower (or any Subsidiary) or of all or any part of its Properties (it being acknowledged and agreed that no notice requirement on the part of Lender, and no cure period, shall apply to this Subsection 8.01 (j)); or

     (k) Borrower or any Significant Subsidiary discontinues its usual business (it being acknowledged and agreed that no notice requirement on the part of Lender, and no cure period, shall apply to this Subsection 8.01(k) and it being acknowledged that Insituform Permaline Limited may discontinue such business pursuant to a scheme of arrangement under English law with NuPipe Limited); or

     (l) Subject to any applicable grace period or waiver prior to any due date, Borrower or any Subsidiary fails to make any payment due on any Debt in excess of $1,100,000, or any other event shall occur or any condition shall exist with respect to any Debt of Borrower or any Subsidiary or under any agreement securing or relating to such Debt the effect of which is to cause any holder of such Debt or other security or a trustee to cause such Debt or security, or a portion thereof, to become due prior to its stated maturity or prior to its regularly scheduled dates of payment; or

     (m) If final judgment for the payment of money in excess of $1,000,000 is rendered by any court or other governmental authority against Borrower and/or any Subsidiary which is not fully covered
(less a reasonable deductible) by insurance or which is not discharged, paid, satisfied or appealed, or execution is not stayed, within 120 days of the date of the said judgment; or

     (n) Should any Guarantor give notice that the Guarantor is terminating or attempting to terminate or revoke its Guaranty, or should any other event occur that results in the termination of its Guaranty of any Guarantor; or

     (o) Borrower or any Subsidiary violates any law, judgment, decree, order, ordinance, or governmental rule or regulation to which Borrower or any Subsidiary of Borrower, or any of its respective Properties, is subject, which violation would have a material adverse effect on the business, Properties, financial condition or operations of the Borrower and the Significant

Subsidiaries on a consolidated basis, or on the ability of the Borrower or any of the Guarantors to perform their obligations under this Agreement or any of the other Loan Documents; or Borrower or any Subsidiary fails or refuses at any and all times to remain current in its financial reporting requirements pursuant to such laws, rules, and regulations or pursuant to the rules and regulations of any exchange upon which any shares of Borrower or any Subsidiary are traded, which failure or refusal would have a material adverse effect on the business, Properties, financial condition or operations of the Borrower and the Significant Subsidiaries on a consolidated basis, or on the ability of the Borrower or any of the Guarantors to perform their obligations under this Agreement or any of the other Loan Documents.

     Section 8.02. Cross-Default. It is the Borrower's intention that all indebtedness and obligations owed by Borrower to Lender, now existing and hereafter arising or owing, direct or contingent, secured or unsecured, and howsoever evidenced, be fully cross-defaulted.

     Section 8.03. Remedies. Upon the happening of any Event of Default set forth above, with the exception of those events set forth in Section 8.01(h) and 8.01(i): (i) Lender may declare the entire principal amount of all Indebtedness then outstanding, including interest accrued thereon, to be immediately due and payable without presentment, demand, protest, notice of protest, or dishonor or other notice of default of any kind, all of which Borrower hereby expressly waives, (ii) at Lender's sole discretion and option, all obligations of Lender under this Agreement shall immediately cease and terminate unless and until Lender shall reinstate such obligations in writing; or (iii) Lender may bring an action to protect or enforce its rights under the Loan Documents or seek to collect the Indebtedness and/or enforce the Obligations by any lawful means.

     Upon the happening of any event specified in Section 8.01(h) and Section 8.01(i): (i) all Indebtedness, including all principal. accrued interest, and other charges or monies due in connection therewith shall be immediately and automatically due and payable in full, without presentment, demand, protest, or dishonor or other notice of any kind, all of which Borrower hereby expressly waives,
(ii) all obligations of Lender under this Agreement shall immediately cease and terminate unless and until Lender shall reinstate such obligations in writing; or (iii) Lender may bring an action to protect or enforce its rights under the Loan Documents or seek to collect the Indebtedness and/or enforce the Obligations by any lawful means.

     Section 8.04. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, Lender (and any participant of this Loan under Section 2.04) is authorized, at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender to or for the credit or the account of Borrower against any and all of the Obligations, irrespective of whether or not Lender shall have accelerated the Indebtedness or made any demand under this Agreement or the Notes and although such obligations may be unmatured.

     Article IX.  General Provisions.

     Section 9.01. Notices. All communications under or in con-nection with this Agreement or any of the other Loan Documents shall be in writing and shall be mailed by first class certified mail, postage prepaid, or otherwise sent by telex, telegram, telecopy, or other similar form of rapid transmission confirmed by mailing (in the manner stated above) a written confirmation at substantially the same time as such rapid transmission, or personally delivered to an officer of the receiving party. All such communications shall be mailed, sent, or delivered as follows:

     (a) if to Borrower, to its address shown below, or to such other address as Borrower may have furnished to Lender in writing:

                Insituform Technologies, Inc.
                1770 Kirby Parkway
                Suite 300
                Memphis, Tennessee 38138
                Attn:  Mr. William A. Martin

     (b) if to Lender, to its address shown below, or to such other address or to such individual's or department's attention as it may have furnished Borrower in writing:

                      with a copy to:

  Third National Bank in Nashville    Third National Bank in Nashville
  Suite 145, 6000 Poplar Avenue       201 Fourth Avenue, North
  Memphis, Tennessee  38119           Nashville, Tennessee 37219
  Attn:  Ms. Carol Yochem             Attn:  Mr. J.H. Miles
  Department:  U.S. Banking           Department:  U.S. Banking


Any communication so addressed and mailed by certified mail shall be deemed to be given when so mailed.

     Section 9.02. Deviation from Covenants. The procedure to be followed by Borrower to obtain the consent of Lender to any deviation from the covenants contained in this Agreement or any other Loan Document shall be as follows:

     (a) Borrower shall send a written notice to Lender setting forth (i) the covenant(s) relevant to the matter, (ii) the requested deviation from the covenant(s) involved, and (iii) the reason for the requested deviation from the covenant(s); and

     (b) Lender, within a reasonable time, will send a written notice to Borrower, signed by an authorized officer of Lender, permitting or refusing the request, but in no event will any deviation from the covenants of this Agreement or any other Loan Document be effective without the express prior written consent of Lender. Lender's failure to provide such written notice shall be deemed a refusal of such request.

     Section 9.03. Invalidity. In the event that any one or more of the provisions contained in any Loan Document for any reason shall be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of any Loan Document.

     Section 9.04. Survival of Agreements. All representations and warranties of Borrower in this Agreement and all covenants and agreements in this Agreement not fully performed before the Closing Date of this Agreement shall survive the Closing.

     Section 9.05. Successors and Assigns. Borrower may not assign its rights or delegate its duties under this Agreement or any other Loan Document. All covenants and agreements contained by or on behalf of Borrower in any Loan Document shall bind the Borrower's successors and assigns and shall inure to the benefit of Lender and its successors and assigns. In the event that Lender sells participations in Indebtedness to participating lenders, each of such participating lenders shall have the rights of set-off against such Indebtedness and similar rights or Liens to the same extent available to Lender, except as otherwise provided in this Agreement.

     Section 9.06. Renewal, Extension, or Rearrangement. All provisions of this Agreement relating to Indebtedness shall apply with equal force and effect to each and all promissory notes executed hereafter which in whole or in part represent a renewal, extension for any period, increase, or rearrangement of any part of the Indebtedness originally represented by any part of such other Indebtedness.

     Section 9.07. Waivers. Pursuant to T.C.A. Section 47-50-112, no action or course of dealing on the part of Lender, its officers, employees, consultants, or agents, nor any failure or delay by Lender with respect to exercising any right, power, or privilege of Lender under the Note, this Agreement, or any other Loan Document shall operate as a waiver thereof, except as otherwise provided in this Agreement. Lender may from time to waive any requirement hereof, including any of the Conditions Precedent; however no waiver shall be effective unless in writing and signed by the Lender. The execution by Lender of any waiver shall not obligate Lender to grant any further, similar, or other waivers.

     Section 9.08.  Cumulative Rights.  Rights and remedies of
Lender under each Loan Document shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

     Section 9.09. Construction. This Agreement, the Note, and the other Loan Documents constitute a contract made under and shall be construed in accordance with and governed by the laws of the State of Tennessee.

     Section 9.10. Nature of Commitment. With respect to the Loan and the Advances, Lender's obligation to make the Loan or any Advances shall be deemed to be pursuant to a contract to make a loan or to extend debt financing or financial accommodations to or for the benefit of Borrower within the meaning of Sections 365(c)(2) and 365(e)(2)(B) of the United States Bankruptcy Code, 11 U.S.C. Section 101 et seq.

     Section 9.11. Governance; Exhibits. The terms of this Agree-ment shall govern if determined to be in conflict with the terms or provisions in any other Loan Document. The exhibits attached to this Agreement are incorporated in this Agreement and shall be considered a part of this Agreement except that in the event of any conflict between an exhibit and this Agreement or another Loan Document, the provisions of this Agreement or the Loan Document, as the case may be, shall prevail over the exhibit.

     Section 9.12. Titles of Articles, Sections, and Subsections. All titles or headings to articles, sections, subsections, or other divisions of this Agreement or the exhibits to this Agreement are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections, or other divisions, such other content being controlling with respect to the agreement between the parties.

     Section 9.13. Time of Essence. Time is of the essence with regard to each and every provision of this Agreement.

     Section 9.14. Remedies. All remedies for which this Agree-ment and all other Loan Documents provide for Lender shall be in addition to all other remedies available to Lender under the principles of law and equity, and pursuant to any other body of law, statutory or otherwise.

     Section 9.15. Application of Prepayments. Prepayments shall be applied at Lender's sole discretion (i) first to accrued interest under any of the Obligations as determined by Lender and
(ii) second to reduce principal of any of the Obligations, all in such manner as determined by Lender.

     Section 9.16. Costs, Expenses, and Taxes. Borrower agrees to pay on demand all out-of-pocket costs and expenses of Lender (including the reasonable fees and out-of-pocket expenses of counsel for Lender) incurred by Lender in connection with the preparation of the Loan Documents or the enforcement, or protection of Lender's rights under the Loan Documents. In addition, Borrower agrees to pay, and to hold Lender harmless from all liability for, any taxes which may be payable in connection with the execution or delivery of this Agreement, the Advances, or the issuance of the Note or any other Loan Documents. Borrower, upon request, promptly will reimburse Lender for all amounts expended, advanced, or incurred by Lender to satisfy any obligation of Borrower under this Agreement or any other Loan Documents, or to protect the Properties or business of Borrower or to collect the obligations, or to enforce the rights of Lender under this Agreement or any other Loan Document, which amounts will include all court costs, attorney's fees, fees of auditors and accountants, and investigation expenses reasonably incurred by Lender in connection with any such matters, together with interest thereon at the rate applicable to past due principal and interest as set forth in the Loan Documents but in no event in excess of the maximum lawful rate of interest permitted by applicable law on each such amount. All obligations for which this Section provides shall survive any termination of this Agreement.

     Section 9.17. Governing Law; Consent to Forum. This Agreement has been negotiated, executed and delivered at and shall be deemed to have been made in Nashville, Tennessee. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Tennessee. As part of the consideration for new value received, and regardless of any present or future domicile or principal place of business of Borrower or Lender, Borrower hereby consents and agrees that any Tennessee state courts sitting in Davidson County, Tennessee, or, at Lender's option, the United States District Court for the Middle District of Tennessee, shall have jurisdiction to hear and determine any claims or disputes between Borrower and Lender pertaining to this Agreement or to any matter arising out of or related to this Agreement; provided, however, Lender may, at its option, commence any action, suit or proceeding in any other appropriate forum or jurisdiction to obtain possession of or foreclosure upon any collateral, to obtain equitable relief or to enforce any judgment or order obtained by Lender against Borrower or with respect to any collateral, to enforce any other right or remedy under this Agreement or to obtain any other relief deemed appropriate by Lender. Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection which Borrower may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Borrower hereby waives personal service of the summons, complaint and other process issued in any such action or suit and agrees that service of such summons, complaint and other process may be made by registered or certified mail addressed to Borrower at the address set forth in this Agreement and that service so made shall be deemed completed upon the earlier of Borrower's actual receipt thereof or three (3) days after deposit in the U.S. Mails, proper postage prepaid. Nothing in this Agreement shall be deemed or operate to affect the right of Lender to serve legal process in any other manner permitted by law.

     Section 9.18. Counterparts. This Agreement may be executed by counterpart signature pages, and it shall not be necessary that the signatures of all parties be contained on any one counterpart; each counterpart shall be deemed an original, but all of them together shall constitute one and the same instrument.

     Section 9.19. Entire Agreement; No Oral Representations Limiting Enforcement. This Agreement represents the entire agreement between the parties hereto except for such other agreements set forth in the Loan Documents, and any and all oral statements heretofore made regarding the matters set forth herein are merged herein.

     Section 9.20. Amendments. The parties hereto agree that this Agreement may not be modified or amended except in writing signed by the parties hereto.

     IN WITNESS WHEREOF, the undersigned, by and through their duly authorized officers execute this Loan Agreement as of the day and date first set forth above.

                                      BORROWER:

                                      INSITUFORM TECHNOLOGIES, INC.


                                      By: s/William A. Martin
                                         --------------------------
                                      Title: Senior Vice President

                                      LENDER:

                                      THIRD NATIONAL BANK IN
                                      NASHVILLE


                                      By: s/Carol B. Yochem
                                         ------------------------
                                      Title: Group Vice President

           INDEX TO EXHIBITS:



EXHIBIT   A:    Form of Note

EXHIBIT   B:    Form of Opinion Letter of Borrower's and Significant
                 Subsidiaries' Counsel

EXHIBIT   C:    Form of Guaranty

EXHIBIT   D:    Form of Compliance Certificate

                               EXHIBIT A


          CONSOLIDATED, AMENDED AND RESTATED PROMISSORY NOTE

Nashville, Tennessee
up to $50,000,000

              Originally up to $30,000,000, by note dated July 12, 1993 Subsequently increased to up to $45,000,000 by note dated August 2, 1992, then amended to up to $42,000,000 by note dated October 5, 1994

     THIS CONSOLIDATED, AMENDED AND RESTATED PROMISSORY NOTE
("Note") is executed by INSITUFORM TECHNOLOGIES, INC. ("Borrower") in favor of THIRD NATIONAL BANK IN NASHVILLE ("Lender"), as of the 7th day of June, 1995.

                         W I T N E S S E T H:

     WHEREAS, the Borrower previously executed in favor of Lender:
(a) that certain Promissory Note dated July 12, 1993 in the original principal amount of up to $30,000,000, and (b) that certain Additional Promissory Note dated August 2, 1994 in the original principal amount of up to $15,000,000, as subsequently amended and restated by that certain First Amended and Restated Additional Promissory Note dated October 5, 1994, in the amended principal amount of up to $12,000,000 (the foregoing promissory notes, as amended, being collectively referred to herein as the "Prior Notes"); and

     WHEREAS, the Prior Notes evidence the existing credit facility of Borrower with Lender in the aggregate principal amount of up to $42,000,000 (the "Prior Loan"), and Borrower has requested that Lender increase the principal amount of the Prior Loan to up to $50,000,000, and consolidate, amend and restate the Prior Notes as set forth herein; and

     WHEREAS, subject to certain terms and conditions, Lender has agreed to increase the maximum principal amount of the Prior Loan to up to $50,000,000 and to consolidate, amend and restate the Prior Notes; and

     WHEREAS, the parties desire to consolidate the Prior Notes into this Note, and to increase the maximum aggregate principal amount of the Prior Notes as set forth herein, and to amend and restate the Prior Notes as set forth herein.

     NOW, THEREFORE, in order to induce Lender to extend any additional credit to Borrower, in consideration of the premises, and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereby agree that the Prior Notes are consolidated, increased, amended and restated to read as follows:

           FOR VALUE RECEIVED, INSITUFORM TECHNOLOGIES, INC. ("Borrower") promises and agrees to pay to the order of THIRD NATIONAL BANK IN NASHVILLE ("Lender") at Lender's offices in Nashville, Tennessee, or at such other place as may be designated in writing by the holder, in lawful money of the United States of America, the principal sum of Fifty Million and no/100 Dollars ($50,000,000), or so much thereof as may be advanced from time to time by Lender, together with interest from the date hereof on the unpaid principal balance outstanding from time to time hereon computed from the date of each advance through the Maturity Date (hereafter defined) at the applicable Interest Rate Option (hereafter defined). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Amended and Restated Loan Agreement of even date herewith between Borrower and Lender, as it may be amended, modified, extended or renewed from time to time, including without limitation all restatements thereof, replacements therefor and changes in form thereto (all of the foregoing being collectively referred to herein as the "Loan Agreement"). Interest for each year shall be computed based upon a 360-day year for the actual number of days elapsed.

           In the absence of the occurrence of an Event of Default hereunder or under the Loan Agreement, the Borrower may borrow, repay and reborrow hereunder (up to the principal amount hereof) from time to time until June 7, 1997. After June 7, 1997, Borrower may not request any further Advances hereunder.

           The terms and conditions in connection with requesting an Advance by Borrower and for making any Advances by Lender hereunder shall be governed by the applicable provisions of the Loan Agreement.

           This Note shall be repaid as follows:

                (a) Beginning on June 30, 1995 and continuing on the last business day of each consecutive September, December, March and June thereafter through June 30, 1997, Borrower shall pay to Lender principal payments of $500,000 each, plus all then-accrued interest, fees and other charges due hereunder. Provided, however, that if Borrower and the intended principal parties to a proposed

           Permitted Acquisition (as such term is defined in the Loan Agreement) have executed a letter of intent with regard to the Borrower's intent to effectuate a proposed Permitted Acquisition within six months of the execution of such letter, then until June 30, 1997 but only so long as such proposed Permitted Acquisition shall not have been abandoned by the Borrower and Borrower is actively pursuing such Permitted Acquisition and the other principal parties to such Permitted Acquisition have not abandoned such proposed Permitted Acquisition or terminated, revoked or repudiated the letter of intent, and such letter of intent has not expired, and if no Event of Default has occurred, the $500,000 quarterly principal payments shall not be required to be made. If the proposed Permitted Acquisition is abandoned by Borrower or Borrower is not actively pursuing the Permitted Acquisition, or the other principal parties to the Permitted Acquisition have abandoned or rejected such proposed Permitted Acquisition or terminated, revoked or repudiated the letter of intent, or if the letter of intent has expired or been terminated, or if Borrower determines not to proceed with such acquisition (any of the foregoing being referred to herein as a "Reinstatement Event"), then the $500,000 principal payment requirement shall be reinstated on the occurrence of a Reinstatement Event, to be first paid on the last day of the month in which the Reinstatement Event occurred, and thereafter to be paid on the last day of each third month thereafter until June 30, 1997.

                (b) Beginning on September 30, 1997 and continuing on the last day of each consecutive December, March, June and September thereafter through until the Maturity Date, Borrower shall pay to Lender principal payments equal to one-twentieth (1/20th) of the unpaid principal balance outstanding under this Note as of September 30, 1997, plus all accrued interest, fees and other charges due hereunder.

           This Note shall mature on June 7, 2000 (the "Maturity
     Date"), at which time all outstanding principal, accrued interest, and all fees or charges hereunder (if any) will be immediately due and payable.

           As used herein, the following terms have the following definitions:

           "Adjusted LIBOR Rate" means the LIBOR Rate adjusted to include the cost, in basis points, of any applicable reserve requirements of the Board of Governors of the Federal Reserve System (or any successor), applicable to "Eurocurrency

     Liabilities" pursuant to Regulation D or other then-applicable regulations of the Board of Governors, if any, and any other applicable reserve or insurance requirements or costs charged to the Lender.

           "Applicable Margin" means:

                (a) During the period beginning on the date of this Note, and continuing through June 30, 1995, zero for the Base Rate and two and one-quarter percentage points (2.25%) above the 30-day Adjusted LIBOR Rate in effect on the first day of the month during which any calculation is being made.

                (b) During the period beginning July 1, 1995 and continuing through the Maturity Date:

                      (a)  If the Borrower's ratio of
                Funded Debt to EBITDA is less than 2.0 to 1 and the Borrower's ratio of Liabilities to Tangible Net Worth is less than 2.0 to 1, zero for the Base Rate and 1.75% per annum for the Adjusted LIBOR Rate;

                      (b)  If the Borrower's ratio of
                Funded Debt to EBITDA is less than 2.0 to 1 and the Borrower's ratio of Liabilities to Tangible Net Worth is equal to or greater than 2.0 to 1, zero for the Base
                Rate and 2.00% per annum for the Adjusted
                LIBOR Rate;

                      (c)  If the Borrower's ratio of
                Funded Debt to EBITDA is equal to or
                greater than 2.0 to 1 and the Borrower's ratio of Liabilities to Tangible Net
                Worth is less than 2.0 to 1, zero for the Base Rate and 2.00% per annum for the Adjusted LIBOR Rate;

                      (d)  If the Borrower's ratio of
                Funded Debt to EBITDA is equal to or
                greater than 2.0 to 1 and the Borrower's ratio of Liabilities to Tangible Net
                Worth is equal to or greater than 2.0 to 1, .25% per annum for the Base Rate and 2.25% per annum for the Adjusted LIBOR
                Rate;

           provided, that for purposes of determining the Applicable Margins: (i) the Borrower's ratios of Funded Debt to EBITDA and Liabilities to Tangible Net Worth will be measured quarterly at the end of each calendar quarter based on Borrower's quarterly and annual Financial Statements, beginning with the measurements to occur as of March 31, 1995, and (ii) each Applicable Margin so determined shall be effective as of the first day of the second Fiscal Quarter following the date of such determination.

           Each month by the close of Lender's business on the first day of the month Borrower shall elect which Interest Rate Option shall apply to all Advances and to all amounts outstanding under this Note during such month. Borrower shall notify Lender of its election of the Interest Rate Option by telephone and, if requested to do so by Lender, in writing. If Lender does not receive proper notification as aforesaid of Borrower's election of the Interest Rate Option, the parties agree that the Interest Rate Option for such month shall be the Interest Rate Option in effect for the immediately preceding month, adjusted appropriately for such new month. Once the Interest Rate Option has been established for a month, all Advances made during such month, and all amounts outstanding under this Note during such month, shall bear interest at such applicable Interest Rate Option as such rate may change from day to day (with regard to the Base Rate) or not change during such month (with regard to the Adjusted
     LIBOR Rate), until the first day of the following month, at which time Borrower shall elect a new Interest Rate Option by telephonic (or, if requested, written) notice to Lender.

           "Base Rate" means the rate of interest established from time to time and announced by Lender as its "base rate", such rate being an interest rate used as an index for establishing interest rates on loans. The Base Rate is determined daily.

           "Interest Rate Option" means one of the following rates, as selected by Borrower from time to time pursuant to Section
     2.01 of the Loan Agreement: (a) the Base Rate plus the Applicable Margin, as such rate may change from day to day as the Base Rate changes, or (b) the 30-day Adjusted LIBOR Rate plus the Applicable Margin, as such rate may change from month to month on the first day of each month.

           "LIBOR Rate" means the LIBOR rate of interest for one-month periods, reported by the Telerate Computer Service to which Lender subscribes, established on the first day of each month.

           Notwithstanding any provision to the contrary, it is the intent of Lender, Borrower and all parties liable on this Note, that neither Lender nor any subsequent holder shall be entitled to receive, collect, reserve or apply, as interest, any amount in excess of the maximum lawful rate of interest permitted to be charged by applicable law or regulations, as amended or enacted from time to time. In the event the Note calls for an interest payment that exceeds the maximum lawful rate of interest then applicable, such interest shall not be received, collected, charged or reserved until such time as that interest, together with all other interest then payable, falls within the then applicable maximum lawful rate of interest. In the event Lender, or any subsequent holder, receives any such interest in excess of the then maximum lawful rate of interest, such amount which would be excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such, or, if the principal indebtedness evidenced hereby is paid in full, any remaining excess funds shall immediately be paid to Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum lawful rate of interest, Borrower and Lender shall, to the maximum extent permitted under applicable law, (a) exclude voluntary prepayments and the effects thereof, and (b) amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire term of the indebtedness; provided that if the indebtedness is paid in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence hereof exceeds the maximum lawful rate of interest, the holder of the Note shall refund to Borrower the amount of such excess or credit the amount of such excess against the principal portion of the indebtedness as of the date it was received, and, in such event, Lender shall not be subject to any penalties provided by any laws for contracting for, charging, reserving, collecting or receiving interest in excess of the maximum lawful rate of interest.

           The terms and conditions of any prepayment of this Note shall be governed by the Loan Agreement. Any such prepayment(s) shall be applied first to accrued interest and secondly to principal.

           Following the occurrence of an Event of Default, principal and unpaid interest bear interest at the maximum lawful rate of interest permitted by law until paid. The undersigned will pay all costs and expenses in connection with the collection, enforcement, protection and/or litigation with regard to this Note and/or any of Lender's rights hereunder, including without limitation reasonable attorneys' fees.

           In the event that there occurs any Event of Default under the Loan Agreement (any such event constituting an Event of Default under this Note), then, in such event, at the option of the holder, the entire indebtedness hereby evidenced shall become due, payable and collectible then or thereafter, without further notice, as the holder may elect regardless of the date of maturity. The holder may waive any default or Event of Default before or after the same has been declared and restore this Note to full force and effect without impairing any rights hereunder, such right of waiver being a continuing one.

           The makers, endorsers, guarantors and all parties to this Note and all who may become liable for same, jointly and severally waive presentment for payment, protest, notice of protest, notice of nonpayment of this Note, demand and all legal diligence in enforcing collection, and hereby expressly agree that the lawful owner or holder of this Note may defer or postpone collection of the whole or any part thereof, either principal and/or interest, or may extend or renew the whole or any part thereof, either principal and/or interest, or may accept additional collateral or security for the payment of this Note, or may release the whole or any part of any collateral security and/or liens given to secure the payment of this Note, or may release from liability on account of this Note any one or more of the makers, endorsers, guarantors and/or other parties thereto, all without notice to them or any of them; and such deferment, postponement, renewal, extension, acceptance of additional collateral or security and/or release shall not in any way affect or change the obligation of any such maker, endorser, guarantor or other party to this Note, or of any who may become liable for the payment thereof.

           Borrower shall pay a "late charge" of five percent (5%) of any payments of principal and/or interest due when paid after the due date thereof (provided that in no event shall said "late charge" result in the payment of interest in excess of the maximum lawful rate of interest permitted by applicable law), to cover the extra expenses involved in handling delinquent payments.

           The term "maximum lawful rate of interest" as used herein shall mean a rate of interest equal to the higher or greater of the following: (a) the "applicable formula rate" defined in Tennessee Code Annotated Section 47-14-102(2), or (b) such other rate of interest as may be charged under other applicable laws or regulations.

           This Note has been executed and delivered in, and shall be governed by and construed according to the laws of the State of Tennessee except to the extent pre-empted by applicable laws of the United States of America.

           This Note may not be changed or terminated without the prior written approval of Lender and Borrower. No waiver of any term or provision hereof shall be valid unless in writing signed by the holder.

     This Note consolidates, increases, amends and restates the following notes executed by Borrower in favor of Lender: that certain Promissory Note dated July 12, 1993 in the original principal amount of up to $30,000,000 and that certain First Amended and Restated Additional Promissory Note dated October 5, 1994, in the principal amount of up to $12,000,000 (which note amended and restated that certain Additional Promissory Note dated August 2, 1994 in the original principal amount of $15,000,000), and does not constitute, and is not intended to constitute, a novation of such Prior Notes or any of the existing underlying indebtedness evidenced thereby.

           Executed this the 7th day of June, 1995.


                           INSITUFORM TECHNOLOGIES, INC.


                           By:


                           Title:

                                                              EXHIBIT B




             [Letterhead of Krugman, Chapnick & Grimshaw]



                                      June 7, 1995


Third National Bank in Nashville
201 Fourth Avenue North
Nashville, Tennessee  37219


Ladies and Gentlemen:

     We have acted as counsel for Insituform Technologies, Inc., a Delaware corporation (the "Borrower"), and each of the corporations (each, a "Guarantor" and, collectively, the "Guarantors") named in Schedule A attached hereto and made a part hereof in connection with the loan in the principal amount of up to $50,000,000 (the "Loan") from Third National Bank in Nashville (the "Lender") to the Borrower, and related transactions.

     As such counsel, we have examined the original or copies, certified or otherwise authenticated to our satisfaction of, and are familiar with, the following documents:

     1.    Amended and Restated Loan Agreement (the "Loan
Agreement") dated as of even date herewith between the Lender and the Borrower;

     2. Consolidated, Amended and Restated Promissory Note dated as of even date herewith in the principal amount of up to $50,000,000 executed by the Borrower and payable to the Lender or its order (the "Note"; the Loan Agreement and the Note are sometimes referred to herein, collectively, as the "Loan
Documents");

     3. Guaranties dated as of even date herewith (each a "Guaranty" and, collectively, the "Guaranties") executed by each of the Guarantors, respectively, to the Lender guaranteeing payment of the Loan.

     In addition, we have examined such further documents and records and such questions of law as we have considered necessary or appropriate for the purposes of this opinion. On the basis of the foregoing examination, we advise you that, in our opinion:

     (i) The Borrower is a corporation duly organized, existing and in good standing under the General Corporation Law of the State of Delaware and no certificate of dissolution has been filed with the Secretary of State of Delaware, nor has any legal proceeding been instituted by the State of Delaware questioning the legal status of the Borrower as a corporation.

     (ii) The Borrower has been qualified as a foreign corporation in the State of Tennessee, and such qualification has not been revoked or permitted to lapse.

     (iii) The Borrower has the corporate power and corporate authority under the General Corporation Law of Delaware to own and operate its properties, to carry on its business as now conducted, to enter into the Loan Documents and to carry out the terms of the Loan Documents.

     (iv) The Loan Documents have been duly authorized, executed and delivered by the Borrower, and are valid, binding and enforceable obligations of the Borrower, in accordance with their respective terms.

     (v) The amounts to be received by the Lender as interest under the Note constitute lawful interest under applicable law and are neither usurious nor illegal.

     (vi) The execution and delivery by the Borrower of the Loan Documents and the performance by the Borrower of its obligations thereunder do not violate any provision of law or any regulation applicable to the Borrower, or any applicable judgment, writ, decree, order or regulation of any court or of any public or governmental agency or authority having jurisdiction over the Borrower or any of its activities or property and, to the best of our knowledge after due inquiry of the Borrower, do not conflict with or result in any breach of or constitute a default under, any of the provisions of any agreement or instrument to which the Borrower is a party or by which it is bound (except that, under the Panola County Bond Obligations, the Shelby County Bond Obligations and the Hanseatic Obligations [as defined in the Loan Agreement], the Borrower may be required to obtain waivers of breaches of certain financial covenants contained in the documents evidencing such obligations prior to borrowing under the Loan Agreement); which violation, conflict, breach or default would have a material adverse effect on the business of the Borrower and the Guarantors on a consolidated basis.

     (vii) All consents, approvals, and authorizations, if any, of any governmental authority required in connection with the execution, delivery and performance by the Borrower of its obligations under the Loan Documents have been obtained.

     (viii) There is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board or body, pending, or, to the best of our knowledge after due inquiry of the Borrower, threatened against or affecting the Borrower, nor, to the best of our knowledge, is there any basis therefor, in each case wherein an unfavorable decision, ruling or finding could materially adversely affect the transactions contemplated by, or the validity of, any of the Loan Documents, or the Borrower's ability to perform its obligations thereunder.

     (ix) Each of the Guarantors (other than Insituform Southwest) is a corporation duly organized, existing and in good standing under the laws of its state of incorporation and no certificate of dissolution has been filed with the Secretary of State of such state of incorporation, nor has any legal proceeding been instituted by such state questioning the legal status of the Guarantor as a corporation. Insituform Southwest is a general partnership duly formed under the laws of the State of California.

     (x) Each of the Guarantors (other than Insituform Southwest) has the corporate power and corporate authority under the corporation act of its state of incorporation to carry on its business as now conducted, to enter into its Guaranty and to carry out the terms of its Guaranty; and Insituform Southwest has the partnership power and partnership authority to carry on its business as now conducted, to enter into its Guaranty and carry out the terms of its Guaranty, in accordance with its terms.

     (xi) Each Guaranty has been duly authorized, executed and delivered by the Guarantor thereof, and is the valid, binding and enforceable obligation of the Guarantor.

     (xii) The execution and delivery by the Guarantors of their respective Guaranties and performance by the Guarantors of their respective obligations thereunder do not violate any provisions of law or any regulation applicable to the Guarantors, or any applicable judgment, writ, decree, order or regulation of any court of any public or governmental agency or authority having jurisdiction over the Guarantors, or any of their activities or property and, to the best of our knowledge after due inquiry of the Guarantors, do not conflict with or result in any breach of, or constitute a default under, any of the provisions of any agreement or instrument to which any of the Guarantors is a party or by which they are bound, respectively (except that under the Panola County Bond Obligations and the Shelby County Bond Obligations and the Hanseatic Obligations, the Borrower may be required to obtain waivers of breaches of certain financial covenants contained in the documents evidencing such obligations prior to borrowing under the Loan Agreement); which violation, conflict, breach or default would have a material adverse effect on the business of the Borrower and the Guarantors on a consolidated basis.

     (xiii) All consents, approvals, and authorizations, if any, of any governmental authority required in connection with the execution and delivery and the performance by each of the Guarantors of its obligations under their respective Guaranties have been obtained.

     (xiv) There is no action, suit, proceeding, inquiry or investigation, at law or in equity, or before or by any court, public board or body, pending or, to the best of our knowledge after due inquiry of the Guarantors, threatened against or affecting any of the Guarantors, nor, to the best of our knowledge, is there any basis therefor, in each case wherein an unfavorable decision, ruling or finding would materially adversely affect the transactions contemplated by or the validity of any Guaranty.

     In rendering the opinion expressed above, we advise you that members of this firm are members of the bars of the States of New York and New Jersey and the District of Columbia. We do not hold ourselves out as experts in the law of any other jurisdictions. We have, however, examined such questions of the laws of such other jurisdictions as we have considered relevant to our opinion.

     To the extent that matters of fact are involved in the conclusions expressed in the foregoing opinion, such opinion is based upon certificates of officers of the Borrower or the Guarantors, respectively, or of public officials. In rendering the opinion expressed in Paragraphs (viii) and (xiv) above, we have relied solely upon the litigation files of the Borrower and the Guarantors. Without limiting the immediately preceding sentence, insofar as statements are made herein which relate to our knowledge of certain matters, our inquiry to supplement matters otherwise actually known to us has been limited to a review of documents in our files and due inquiry of the Borrower and the Guarantors, respectively, without any independent review of the records of any court or governmental agency, except that, in rendering the opinions expressed in Paragraphs (i), (ii) and (ix) above, we have relied upon good standing certificates issued by the relevant jurisdictions in respect of the Borrower and the Guarantors. In addition, the opinion expressed in Paragraph (viii) above does not extend to the litigation matters disclosed in the Borrower's Annual Report on Form 10-K for the year ended December 31, 1994, or its Quarterly Report on Form 10-Q for the three months ended March 31, 1995, or its Current Report on Form 8-K dated May 23, 1995, in each case filed with the Securities and Exchange Commission, to the extent such litigation matters are disclosed therein and to the extent the status, nature and amount of such litigation, and the likely outcome thereof, have not materially changed from such disclosures.

     In rendering the opinion set forth herein, we have also assumed the genuineness of all signatures on documents not signed in our presence (and confirm that the Loan Documents and the Guaranties have been signed in our presence), the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and the due authorization, execution and delivery of the Loan Agreement by the Lender.

     The opinion expressed above is subject to the further qualification that: (i) the enforceability of the rights and remedies of the parties thereto in the Loan Documents may be subject to limitations imposed by any applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors' rights generally or by the principles governing the availability of equity remedies, and the unavailability of the remedy of specific performance in certain cases; and (ii) certain of the remedial provisions in the documents may be limited or rendered unenforceable under applicable laws and judicial decisions, provided, however, that the inclusion of such provisions does not affect the validity of the Loan Documents, and the Loan Documents contain adequate provision for enforcing payment of the Note and for the practical realization of the rights and benefits afforded by the Loan Documents.

     This opinion is furnished by us as counsel for the Borrower and the Guarantors solely for your benefit in connection with the transactions contemplated by the Loan Agreement. This opinion may not be relied upon by you for any other purpose, or used or relied upon by, or circulated, furnished or quoted to, any other person, firm or corporation for any purpose without our prior written consent.

                                      Very truly yours,

                                            SCHEDULE A


Insituform North America Corp.,
     a Tennessee corporation
Insituform Capital Corp.,
     a Delaware corporation
Insituform California, Inc.,
     a Delaware corporation
Insituform Southwest,
     a partnership having Insituform
     California, Inc., a Delaware
     corporation, and NuPipe
     California, Inc., a Delaware
     corporation, as sole partners
Pipe Rehab International, Inc.,
     a Delaware corporation
NuPipe, Inc.,
     an Oregon corporation
NuPipe California, Inc.,
     a Delaware corporation
NuPipe International, Inc.,
     a Delaware corporation
Insituform of New England, Inc.,
     a Massachusetts corporation
INA Acquisition Corp.,
     a Delaware corporation
Insituform Midwest, Inc.,
     a Delaware corporation
Insituform Gulf South, Inc.,
     a Delaware corporation
Gelco Services, Inc.,
     an Oregon corporation
GelTech Constructors, Inc.,
     an Oregon corporation

                               EXHIBIT C

                               GUARANTY

     THIS GUARANTY ("Guaranty") is executed as of the         day
of               , 199  , by                                     ,
a                 corporation ("Guarantor") in favor of THIRD
NATIONAL BANK IN NASHVILLE ("Lender"), a national banking association with principal offices in Nashville, Tennessee.

                         W I T N E S S E T H:

     WHEREAS, the Guarantor is a direct or indirect subsidiary of Insituform Technologies, Inc., a Delaware corporation (the
"Borrower"); and

     WHEREAS, Borrower and Lender previously executed that certain Loan Agreement originally dated July 12, 1993 (as supplemented and amended from time to time) (as amended, the "Prior Loan Agreement") pursuant to which Lender extended certain credit to Borrower and in connection therewith Borrower executed in favor of Lender a certain promissory note originally dated July 12, 1993 in the principal amount of $30,000,000, and a certain Additional Promissory Note dated August 2, 1994 in the original principal amount of $15,000,000, as subsequently amended and restated by that certain First Amended and Restated Additional Promissory Note dated October 5, 1994, in the amended principal amount of up to $12,000,000 (the foregoing promissory notes, as amended, being collectively referred to herein as the "Prior Notes"); and

     WHEREAS, Guarantor has requested that Lender extend certain additional credit to Borrower, increasing the aggregate principal amount of the credit facility of Borrower with Lender to up to $50,000,000, and amend and restate the Prior Loan Agreement, and subject to certain terms and conditions, Lender is willing to extend certain additional credit to Borrower and to amend and restate the Prior Loan Agreement as set forth herein; and

     WHEREAS, among the conditions to Lender's agreement to extend any additional credit to Borrower and/or to amend and restate the Prior Loan Agreement is that Guarantor must guarantee the obligations of the Borrower to Lender, as described herein, without which guarantee the Lender would not extend credit to Borrower; and

     WHEREAS, Guarantor's business is a specialized part of an integrated and coordinated enterprise conducted by the Borrower through the Borrower and the Guarantor for the convenience, economic advantage and greater profit of the integrated and coordinated enterprise represented by the Borrower and Guarantor;

     NOW, THEREFORE, as an inducement to cause Lender to extend credit to Borrower, and for other valuable consideration, the receipt and sufficiency of which are acknowledged, Guarantor agrees as follows:

     Article I. Definitions.

     Section 1.01 The following terms shall have the following meanings unless the context expressly requires otherwise:

           (a) "Borrower" means Insituform Technologies, Inc. and its successors and assigns, and shall include, without limitation: (i) the Borrower as debtor-in-possession or any trustee in any bankruptcy proceeding, (ii) any trustee, receiver, custodian, conservator, or other similar appointee over Borrower or over any of Borrower's Property pursuant to any court proceeding of any kind, and (iii) any successor corporation or successor Person.

           (b) "Collateral" means: (i) any and all Property and things of value in or against which a lien and/or security interest has been granted or may in the future be granted to secure to Lender repayment and performance of the Guaranteed Obligations; (ii) any and all Property and things of value now held or which may in the future be held by or for the benefit of Lender as security for or for application to the Guaranteed Obligations; and (iii) any and all Property and things of value assigned to or which may in the future be assigned to or for the benefit of Lender as security for or for application to the Guaranteed Obligations.

           (c) "Guaranteed Obligations" means any and all obligations of any kind and character whatsoever of Borrower to Lender, evidenced by and/or arising in connection with that certain Consolidated, Amended and Restated Promissory Note
     executed by Borrower in favor of Lender, dated as of June    ,
     1995, in the principal amount of up to $50,000,000 (which note consolidated, amended and restated the Prior Notes and any and all amendments, modifications, increases, decreases, restatements, extensions and renewals thereof, thereto and therefor, and all notes given in payment and/or replacement thereof, and all changes in form thereof (collectively referred to herein as the "Note"), and/or that certain Amended and Restated Loan Agreement executed by Borrower and Lender
     dated as of June   , 1995 (amending and restating the Prior
     Loan Agreement and any and all modifications, amendments, supplements, extensions and restatements thereof and thereto, and all replacements therefor (collectively referred to as the "Loan Agreement"), and/or any and all applications and/or agreements for standby letter(s) of credit, reimbursement agreements, promissory notes and/or other documents, instruments or agreements executed from time to time by Borrower in connection with any letter(s) of credit issued at any time and/or from time to time by Lender for the account of Borrower (or any subsidiary of Borrower) or otherwise on behalf of Borrower or any subsidiary of Borrower for the benefit of any Person, including without limitation that certain application and agreement for standby letter of credit executed by Borrower in favor of Lender, in connection with a letter of credit bearing the No. AFS-73013, in the original face amount of $500,000.00, issued for the account of Borrower and for the benefit of Continental Insurance Company, as amended by a letter of credit amendment bearing the No. 01 dated June 16, 1994, and a letter of credit bearing file no. F400059, in the original face amount of $530,000.00, issued for the account of Borrower and for the benefit of The Aetna Casualty and Surety Company, and any and all renewals, replacements, extensions, increases, decreases and/or substitutions of or to any of the foregoing (all of the foregoing being collectively referred to as "Letter of Credit Documents"), plus all costs and expenses (including without limitation legal fees) incurred in connection with the enforcement of this Guaranty and/or the Guaranteed Obligations, whether any of the foregoing indebtednesses and obligations are now existing or hereafter arising, whether direct or indirect, whether absolute or contingent, whether such indebtedness and obligations are from time to time reduced and thereafter increased or entirely extinguished and thereafter incurred, whether such indebtedness arises with or without notice to Guarantor, whether such indebtedness expressly arises with or without reliance on this Guaranty, including, without limitation, all renewals, extensions, amendments, increases, decreases, restatements and modifications of and to any of the aforementioned, and shall include all principal, interest, fees, attorney fees, court costs, and all other monies evidenced by and comprising the Guaranteed Obligations.

           (d)  "Guarantor" means
                   and its successors and assigns, and shall include without limitation: (i) the Guarantor as debtor-in-- possession or any trustee in any bankruptcy proceeding,
     (ii) any trustee, receiver, custodian, conservator or other similar appointee over Guarantor or over Guarantor's Property pursuant to any court proceeding of any kind, and (iii) any successor corporation or successor Person.

           (e) "Other Guarantors" means any and all Persons who now or in the future guarantee to Lender all or any portion of the Guaranteed Obligations.

           (f) "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government, or any agency or political subdivision thereof, or any other form of entity.

           (g) "Property" or "Properties" means any interest in any kind of property or asset, whether real, personal, or mixed, or tangible or intangible.

     Article II. Representations and Warranties.

     To induce Lender to accept this Guaranty and to cause Lender to extend credit from time to time to Borrower, Guarantor hereby represents and warrants to Lender the following:

     Section 2.01 Corporate Existence. Guarantor is a corporation duly organized, legally existing, and in good standing under the
laws of the State of                         and it is duly
qualified as a foreign corporation in all jurisdictions in which the Property owned or the business transacted by it makes such qualification necessary, the failure to qualify in which would have a material adverse effect on the business, Properties, financial condition or operations of the Guarantor.

     [Alternatively: Guarantor is a general partnership duly organized and legally existing under the laws of the state of
                           , having as its [sole] general
     partner[s]                           and
                           , each a corporation duly organized,
     legally existing and in good standing under the laws of the State of Delaware, and it is duly qualified as a foreign partnership in all jurisdictions in which the Property owned or the business transacted by it makes such qualification necessary, the failure to qualify in which would have a material adverse effect on the business, Properties, financial condition or operations of the Guarantor.]

     Section 2.02 Corporate Power and Authorization. Guarantor is duly authorized and empowered to execute, deliver, and perform under this Guaranty; the Guarantor's board of directors and shareholders [alternatively: the board of directors and shareholders of Guarantor's general partners] have authorized the Guarantor to execute and perform under this Guaranty; and all other corporate and/or shareholder action on Guarantor's part required for the due execution, delivery, and performance of this Guaranty has been duly and effectively taken.

     Section 2.03 Binding Obligations. This Guaranty is legal, valid and binding upon and against the Guarantor, enforceable in accordance with its respective terms, subject to no defense, counterclaim, set-off, or objection of any kind.

     Section 2.04 No Legal Bar or Resultant Lien. The Guarantor's execution, delivery and performance of this Guaranty do not constitute a default under, and will not violate any provisions of the articles of incorporation (or charter) or bylaws of Guarantor, any contract, agreement, law, regulation, order, injunction, judgment, decree, or writ to which Guarantor is subject, or result in the creation or imposition of any lien upon any Properties of Guarantor, which violation, creation or imposition would have a material adverse effect on the business, Properties, financial condition or operations of the Guarantor.

     Section 2.05 No Consent. Guarantor's execution, delivery, and performance of this Guaranty do not require the consent or approval of any other Person.

     Section 2.06 Solvency. Guarantor is solvent as of the date hereof. Guarantor is generally paying its debts as they mature and the fair value of Guarantor's assets substantially exceed the sum total of Guarantor's liabilities.

     Section 2.07 In Furtherance of Business Purposes. The extension of credit to Borrower by Lender is a direct financial benefit to Guarantor and the execution of this Guaranty is made in furtherance of the purposes of the Guarantor.

     Section 2.08 Not a Replacement or Substitute Guaranty. This Guaranty is an amendment and restatement of that certain guaranty agreement previously executed by Guarantor in favor of Lender,
dated as of                            , guaranteeing the credit
facility under the Prior Loan (which credit facility has been increased, amended and restated and is currently evidenced by the Note, Loan Agreement and related loan documents). This Guaranty is not a substitute or replacement for any other guaranty executed by Guarantor or any other Person.

     Article III. Covenants and Agreements.

     Section 3.01 Guarantee of Payment.

           (a) The Guarantor hereby irrevocably and unconditionally guarantees to the Lender the full and timely payment and performance of the Guaranteed Obligations.

           (b) All payments by the Guarantor shall be paid in lawful money of the United States of America.

           (c) Each and every default in payment of the Guaranteed Obligations shall give rise to a separate cause of action hereunder, and separate suits may be brought hereunder by the Lender as each cause of action arises.

           (d) The Guarantor shall pay on demand to the Lender all costs and expenses (including legal fees) incurred by the Lender in the protection, interpretation, and enforcement of any of its rights or in the pursuance of any of its remedies in respect of the Guaranteed Obligations or this Guaranty.

     Section 3.02 Obligations Continuing and Unconditional. The obligations of the Guarantor under this Guaranty are continuing, absolute and unconditional and shall remain in full force and effect until the entire principal of and interest and expenses on the Guaranteed Obligations shall have been paid in full and discharged, and such obligations shall not be affected, modified or impaired by any state of facts or the happening from time to time of any event whatsoever, including, without limitation, any of the following, whether or not with notice to or the consent of the
Guarantor:

           (a) the invalidity, irregularity, illegality or unenforceability of, or any defect in, any instrument, document, agreement or contract evidencing or comprising the Guaranteed Obligations;

           (b) any present or future law or order of any government or of any agency thereof purporting to reduce, amend or otherwise affect the Guaranteed Obligations or any other obligation of the Borrower or any other obligor or to vary any terms of payment;

           (c) any claim of immunity or defense (other than full and final payment of the Guaranteed Obligations) on behalf of the Borrower or any other obligor;

           (d) the waiver, compromise, settlement, release or termination of any or all of the Guaranteed Obligations or the release of any Collateral or any Other Guarantor;

           (e) the failure to give notice to the Guarantor of the occurrence of any event of default or breach of any of the Guaranteed Obligations or the breach of any provisions hereunder;

           (f) the extension of the time for payment of any principal of or interest or premium on any of the Guaranteed Obligations or of the time for performance of any other obligations, covenants or agreements under or arising out of the Guaranteed Obligations;

           (g) the modification or amendment (whether material or otherwise) of any obligation, instrument, contract, covenant or agreement set forth in, evidencing, or comprising any part of the Guaranteed Obligations;

           (h) the taking of, or the omission to take, any of the actions referred to in this Guaranty or in any of the instruments, documents, agreements, and contracts evidencing or comprising the Guaranteed Obligations;

           (i) any failure, omission or delay on the part of the Lender or any other Person to enforce, assert or exercise any right, power or remedy conferred on the Lender or such other
     Person in the Guaranty or the Guaranteed Obligations;

           (j) the voluntary or involuntary liquidation of, dissolution of, sale or other disposition of all or substantially all the assets of, cessation of business of, marshalling of assets and liabilities of, receivership of, financial decline of, insolvency of, bankruptcy of, assignment for the benefit of creditors of, reorganization of, arrangement of, composition with creditors or readjustment of, or other similar proceedings affecting, the Borrower or any of its subsidiaries or assets or any allegation or contest of the validity of the Guaranteed Obligations or this Guaranty, or the disaffirmance or attempted disaffirmance of the Guaranteed Obligations or this Guaranty, in any such proceedings;

           (k) the default or failure of the Guarantor fully to perform any of its obligations set forth in this Guaranty;

           (l) the merger or consolidation of Borrower or a change in Borrower's business operations or management;

           (m) the failure of any other Person to guarantee any or all of the Guaranteed Obligations;

           (n) the failure of Lender to take or perfect a lien, security interest, or any other interest in any Collateral, or the failure by Lender to give notice to Guarantor of any foreclosure or other sale of the Collateral by Lender;

           (o) the release by Lender of any Collateral or determination by Lender not to assert a claim against or proceed against the Borrower, any Collateral or any Other
     Guarantor;

           (p) Lender's compromise or settlement with or without release of any other Person liable for any of the Guaranteed
     Obligations;

           (q)  Lender's failure to file suit against Borrower
     (regardless whether Borrower is becoming insolvent, is believed to be about to leave the state, or any other circumstance);

           (r) Lender's acceleration of any or all of the Guaranteed Obligations;

           (s) the renewal, extension, or amendment of any of the Guaranteed Obligations;

           (t) Lender's failure to exercise diligence in the collection of the Guaranteed Obligations;

           (u) the termination of any relationship of Guarantor with Borrower or Borrower's business, including, without limitation, any relationship of employment, ownership, commerce, or marriage; or

           (v) to the extent permitted by law, any event or action that would, in the absence of this paragraph, result in the release or discharge of the Guarantor from the performance or observance of any obligation, covenant or agreement contained in this Guaranty.

     Section 3.03 Waivers by Guarantor.

           (a) The Guarantor hereby waives with respect to the Guaranteed Obligations and this Guaranty: diligence; presentment; demand of payment; filing of claims with a court in the event of bankruptcy of the Borrower or any other Person liable in respect of the Guaranteed Obligations; any right to require the Lender to proceed first against the Borrower or any other Person; protest; notice of dishonor or nonpayment of any such liabilities; notice of the release of any Other Guarantor; notice of the release or sale of any Collateral; and any other notice and all demands whatsoever. The Guarantor hereby waives notice from the Lender and the holders at any time or from time to time of the Guaranteed Obligations, of the issuance of the instruments evidencing the Guaranteed Obligations, and of acceptance of, or notice and proof of reliance on, the benefits of this Guaranty.

           (b) The Guarantor hereby agrees that it shall have no right of subrogation, reimbursement or indemnity whatsoever and no right of recourse to or with respect to any assets or property of Borrower even upon payment in full of the Guaranteed Obligations.

           (c) The obligations of the Guarantor hereunder shall not be discharged except by full and final payment and discharge of the Guaranteed Obligations.

     Section 3.04 Primary Liability of Guarantor. This Guaranty constitutes a guarantee of payment and performance and not of collection. Accordingly, the Lender may enforce this Guaranty against Guarantor without first making demand or instituting collection proceedings upon the Guaranteed Obligations. Guarantor's liability for the Guaranteed Obligations is hereby declared to be primary, and not secondary, and each document presently or hereafter executed by Borrower to evidence or secure an obligation to the Lender is incorporated herein by reference and shall be fully enforceable against Guarantor. The Guarantor shall not be entitled to satisfy this Guaranty by contributing ratably with any Other Guarantor or otherwise paying less than the entire unpaid indebtedness comprising the Guaranteed Obligations.

     Section 3.05 Subordination. Guarantor agrees that any presently existing or hereafter arising loan or extension of credit made by Guarantor to Borrower and any other presently existing or hereafter arising obligation of Borrower to Guarantor shall be subordinate to the Guaranteed Obligations as to both payment and collection. Accordingly, Guarantor agrees not to accept any payment whatsoever from Borrower or to allow any payment by Borrower on Guarantor's behalf while any default, event of default, or breach exists with respect to the Guaranteed Obligations. Guarantor agrees that in the event of a bankruptcy or other insolvency proceeding involving Borrower, Guarantor will timely file a claim for the amount of the subordinated debt, in form reasonably acceptable to Lender. Guarantor agrees to pursue said claim with diligence. The proceeds of such claim shall be delivered to the Lender to the extent Guarantor owes any Lender amounts under this Guaranty.

     Section 3.06 Statute of Limitations. Guarantor acknowledges that the statute of limitations applicable to this Guaranty shall begin to run only upon Lender's accrual of a cause of action against Guarantor hereunder caused by Guarantor's refusal to honor a demand for performance hereunder made by Lender in writing; provided, however, if, subsequent to the demand upon Guarantor, the Lender reaches an agreement with Borrower on any terms causing the Lender to forbear in the enforcement of its demand upon Guarantor, the statute of limitation shall be reinstated for its full duration until the Lender subsequently again makes demand upon Guarantor.

     Section 3.07 Recovery of Avoided Payments. If any amount applied by the Lender to the Guaranteed Obligations is subsequently challenged by a bankruptcy trustee or debtor-in-possession or other Person as an avoidable transfer on the grounds that the payment constituted a preferential payment or a fraudulent conveyance under state law or the Bankruptcy Code or any successor statute thereto or on any other grounds, the Lender may at its option and in its sole discretion, elect whether to contest such challenge. If the Lender contests the avoidance action, all costs of the proceeding, including Lender's attorneys' fees, will become part of the Guaranteed Obligations, and shall be due and payable by Guarantor on demand. If the contested amount is successfully avoided, the avoided amount will become part of the Guaranteed Obligations hereunder and shall be due and payable by Guarantor on demand. If the Lender elects not to contest the avoidance action, the Lender may tender the amount subject to the avoidance action to the bankruptcy court, trustee or debtor-in-possession and the amount so advanced shall become part of the Guaranteed Obligations hereunder, and shall be due and payable by Guarantor on demand. Guarantor's obligation to reimburse the Lender for amounts due under this section shall survive the purported cancellation hereof.

     Article IV. Setoff Rights. In order to further secure the payment of the Guaranteed Obligations, Guarantor hereby grants the Lender a right to setoff against all of Guarantor's presently owned or hereafter acquired monies, securities, deposits, instruments (including certificates of deposit), and other Property presently or hereafter in the possession of Lender. By maintaining any such accounts with Lender or placing Property in Lender's possession, Guarantor acknowledges that Guarantor voluntarily subjects the Property to the Lender's rights hereunder.

     Article V. Events Requiring Guarantor to Perform.

     Section 5.01 Events. Upon the occurrence of any of the following events, the Guarantor shall immediately and without notice pay to Lender an amount equal to all Guaranteed Obligations, and Lender shall be entitled to enforce the provisions hereof, and to exercise any other rights, powers, and remedies provided hereunder. The Guarantor agrees that if any of the following events occurs, the Guarantor shall pay to Lender an amount equal to all Guaranteed Obligations, regardless whether any of the Guaranteed Obligations themselves have been accelerated, are past due, or are in default:

           (a) any warranty, representation or other statement by or on behalf of the Guarantor contained in this Guaranty is false or misleading in any material respect; or

           (b) an Event of Default occurs under or in connection with any of the Guaranteed Obligations or any of the instruments, documents, agreements or contracts evidencing the Guaranteed Obligations, including without limitation the Note, the Loan Agreement, the Letter of Credit Documents or any of the other documents, instruments or agreements executed or delivered at any time in connection with any of the foregoing.

     Section 5.02 Remedies; Waiver, Etc.

           (a) No remedy herein conferred upon or reserved to the Lender is intended to be exclusive of any other available remedy or remedies, but each and every remedy shall be cumulative and shall be in addition to every other remedy given under this Guaranty or now or hereafter existing at law or in equity or by statute or by contract.

           (b) No delay or omission to exercise any right or power accruing upon the occurrence of any of the events specified in
     Section 5.01 hereunder shall impair any such right or power or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient.

           (c) In order to entitle the Lender to exercise any remedy reserved to it in this Guaranty, it shall not be necessary to give any notice, except as may be set forth in the Guaranteed Obligations regarding notice to the Borrower.

           (d) In the event any provision contained in this Guaranty should be breached by any party and thereafter duly waived by the other party so empowered to act, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

           (e) No waiver, amendment, release or modification of this Guaranty shall be established by conduct, custom or course of dealing.

     Article VI. Miscellaneous

     Section 6.01. Notices. All communications under or in con-nection with this Guaranty shall be in writing and shall be mailed by first class certified mail, postage prepaid, or otherwise sent by telex, telegram, telecopy, or other similar form of rapid transmission confirmed by mailing (in the manner stated above) a written confirmation at substantially the same time as such rapid transmission, or personally delivered to an officer of the receiving party. All such communications shall be mailed, sent, or delivered as follows:

           (a) if to Guarantor, to its address shown below, or to such other address as Borrower may have furnished to Lender in writing:






           (b) if to Lender, to its address shown below, or to such other address or to such individual's or department's attention as it may have furnished Borrower in writing:

                           with a copy to:

  Third National Bank in Nashville    Third National Bank in Nashville
  Suite 145, 6000 Poplar Avenue       P.O. Box 305110
  Memphis, Tennessee  38119           201 Fourth Avenue, North
  Attn:  Ms. Carol Yochem             Nashville, TN  37230-5110
  Department:  U.S. Banking           Attn:  Mr. J.H. Miles
                                      Department:  U.S. Banking

Any communication so addressed and mailed by certified mail shall be deemed to be given when so mailed.

     Section 6.02. Invalidity. In the event that any one or more of the provisions contained in this Guaranty for any reason shall be held invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Guaranty.

     Section 6.03 Survival. All warranties, representations, and covenants made by the Guarantor herein shall be deemed to have been relied upon by the Lender and the holder(s) from time to time of the Guaranteed Obligations and shall survive the delivery to the Lender of this Guaranty.

     Section 6.04 Successors and Assigns. This Guaranty shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, except that Guarantor shall not assign any rights or delegate any obligation hereunder without the prior written consent of Lender. Any attempted assignment or delegation without the required prior consent shall be void. The provisions of this Guaranty are intended to be for the benefit of the Lender and any other holder or holders of the Guaranteed Obligations. The Guarantor acknowledges that the Guaranteed Obligations and this Guaranty may be assigned or sold by the Lender to one or more third parties.

     Section 6.05. Renewal, Extension, or Rearrangement. All provisions of this Guaranty relating to Guaranteed Obligations shall apply with equal force and effect to each and all promissory notes and other documents executed hereafter which in whole or in part represent a renewal, extension for any period, increase, or rearrangement of any part of the Guaranteed Obligations originally represented by any part of such other Guaranteed Obligations.

     Section 6.06. Waivers. Pursuant to T.C.A. Section 47-50-112, no action or course of dealing on the part of Lender, its officers, employees, consultants, or agents, nor any failure or delay by Lender with respect to exercising any right, power, or privilege of Lender under this Guaranty, shall operate as a waiver thereof, except as otherwise provided in this Guaranty. Lender may from time to waive any requirement hereof; however no waiver shall be effective unless in writing and signed by the Lender. The execution by Lender of any waiver shall not obligate Lender to grant any further, similar, or other waivers.

     Section 6.07.  Cumulative Rights.  Rights and remedies of
Lender under this Guaranty shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

     Section 6.08. Construction. This Guaranty constitutes a contract made under and shall be construed in accordance with and governed by the laws of the State of Tennessee.

     Section 6.09. Titles of Articles, Sections, and Subsections. All titles or headings to articles, sections, subsections, or other divisions of this Guaranty or the exhibits to this Guaranty are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections, subsections, or other divisions, such other content being controlling with respect to the agreement between the parties.

     Section 6.10. Time of Essence. Time is of the essence with regard to each and every provision of this Guaranty.

     Section 6.11. Remedies. All remedies for which this Guaranty provides for Lender shall be in addition to all other remedies available to Lender under any other document or under the principles of law and equity, and pursuant to any other body of law, statutory or otherwise.

     Section 6.12 Entire Agreement. This Guaranty represents the entire agreement between the parties concerning the liability of Guarantor for the Guaranteed Obligations, and any previously made oral statements regarding Guarantor's liability for the Guaranteed Obligations are merged herein. Without limiting the foregoing, Guarantor acknowledges that the Lender has made no oral statements to Guarantor that could be construed as a waiver of Lender's right to enforce this Guaranty by all available legal means.

     Section 6.13. Amendments. The parties hereto agree that this Guaranty may not be modified or amended except in writing signed by the parties hereto.

     Section 6.14. No Partners; No Third Party Beneficiaries. Nothing contained herein or in any related document shall be deemed to render Lender a partner of Borrower or Guarantor for any purpose. This Guaranty and any documents securing the Guaranteed Obligations have been executed for the sole benefit of the Lender as an inducement to cause Lender to extend credit to Borrower, and neither Guarantor nor any other third party is authorized to rely upon the Lender's rights hereunder or to rely upon an assumption that the Lender has or will exercise its rights under any document.

     Section 6.15. Indulgence Not Waiver. Lender's indulgence in the existence of a default hereunder or any other departure in from the terms of this Guaranty shall not prejudice Lender's rights to make demand and recover from Guarantor.

     Section 6.16. Costs of Collection Against Guarantor. Guarantor agrees to pay on demand all reasonable costs of collection, including, without limitation, court costs, attorneys' fees and compensation for time spent by Lender's employees, that Lender may incur in enforcing the terms of this Guaranty or that may be incurred in any legal proceeding brought to construe, enforce, or apply this Guaranty.

     Section 6.17. Governing Law; Consent to Forum. This Guaranty has been negotiated, executed and delivered at and shall be deemed to have been made in Nashville, Tennessee. This Guaranty shall be governed by and construed in accordance with the internal laws of the State of Tennessee. As part of the consideration for new value received, and regardless of any present or future domicile or principal place of business of Guarantor or Lender, Guarantor hereby consents and agrees that any Tennessee state courts sitting in Davidson County, Tennessee, or, at Lender's option, the United States District Court for the Middle District of Tennessee, shall have jurisdiction to hear and determine any claims or disputes between Guarantor and Lender pertaining to this Guaranty or to any matter arising out of or related to this Guaranty; provided, however, Lender may, at its option, commence any action, suit or proceeding in any other appropriate forum or jurisdiction to obtain possession of or foreclosure upon any collateral, to obtain equitable relief or to enforce any judgment or order obtained by Lender against Guarantor or with respect to any collateral, to enforce any other right or remedy under this Guaranty or to obtain any other relief deemed appropriate by Lender. Guarantor expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Guarantor hereby waives any objection which Guarantor may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Guarantor hereby waives personal service of the summons, complaint and other process issued in any such action or suit and agrees that service of such summons, complaint and other process may be made by registered or certified mail addressed to Guarantor at the address set forth in this Guaranty and that service so made shall be deemed completed upon the earlier of Guarantor's actual receipt thereof or three (3) days after deposit in the U.S. Mails, proper postage prepaid. Nothing in this Guaranty shall be deemed or operate to affect the right of Lender to serve legal process in any other manner permitted by law.

     Section 6.18. Gender. Words used herein indicating gender or number shall be read as context may require.

     Section 6.19. Cancellation by Lender. Lender may evidence its cancellation of this Guaranty and the release of Guarantor from liability hereunder by delivering to Guarantor an instrument of release, or by delivering the original of this Guaranty to Guarantor with a notation on its face signed and dated by an authorized officer of Lender stating "Cancelled in Full As To All Guaranteed Obligations." However, the purported cancellation hereof and release of Guarantor shall not impair Guarantor's continuing liability for (i) any amount of principal, interest, or expenses that was mistakenly omitted by Lender in calculating the final payment due under the Guaranteed Obligations, if the release of Guarantor was based upon Lender's belief that it had been paid in full, (ii) liability for avoided payments and expenses related thereto set forth in Section 3.07 hereto, and (iii) any surviving liability of Borrower to reimburse Lender or to indemnify Lender for any amounts whatsoever. Lender shall not be obligated to release any collateral securing this Guaranty until after all applicable time periods have expired regarding bankruptcy preference or other avoidance actions that may be applicable to the circumstances of payment of any or all of the Guaranteed Obligations.

     Section 6.20. Guaranty Irrevocable. Guarantor's guarantee of the Guaranteed Obligations is irrevocable, except that the Guarantor may terminate its continuing obligation to guarantee new indebtedness of Borrower by providing written notice to Lender of such termination and obtaining written confirmation thereof by Lender. No attempted or purported termination by Guarantor shall be effective unless receipt of the notice of termination is acknowledged by Lender thereof in writing. Termination shall apply only to principal portions of the Guaranteed Obligations arising after Lender has confirmed in writing receipt of such notice of termination and shall apply only to such Guaranteed Obligations with respect to which Lender was not obligated to advance credit to Borrower prior to confirmation in writing of receipt of such notice of termination. The notice of termination shall not relieve Guarantor of any of the Guaranteed Obligations: (i) incurred by Borrower before delivery (and confirmation of receipt thereof) of the notice of termination; (ii) arising from and out of Lender's commitments and agreements to extend credit to Borrower made before delivery (and confirmation of receipt thereof) of the notice of termination; and (iii) consisting of accrued interest, attorney fees, premiums, and other costs, charges, and monies owing under or pursuant to any of the instruments, documents, agreements, or contracts evidencing or comprising any of the Guaranteed Obligations. Termination of this Guaranty may constitute an event of default under the Guaranteed Obligations.

     Section 6.21. No Marshaling of Assets. Lender may proceed against any Collateral and against parties liable therefor in such order as it may elect, and Guarantor shall not be entitled to require Lender to marshal assets. The benefit of any rule of law or equity to the contrary is hereby expressly waived.

     Section 6.22. Bankruptcy, Etc. of Borrower. Without limitation, the Guarantor's obligations hereunder shall not be affected by: (a) the filing of a petition in bankruptcy by or against Borrower under 11 U.S.C. Section 101, et seq., or the appointment of a trustee, receiver, custodian, conservator, or other similar appointment over Borrower or any of Borrower's assets, whether under 11 U.S.C. Section 101, et seq. or other statutory, administrative, or other laws, rules, or regulations;
(b) any order, ruling, or action taken (by Lender, Borrower, or others) in any bankruptcy case initiated by or against Borrower or in any receivership, conservatorship, or other similar estate. Lender may in its discretion modify any of the terms of the Guaranteed Obligations with any successor or assignee of the Borrower or its Property including a debtor-in-possession or trustee in bankruptcy, receiver, custodian, conservator, or similar Person, without affecting Guarantor's obligations hereunder. Any such debtor-in-possession, trustee, receiver, custodian, conservator, or other similarly appointed Person shall be deemed to be authorized to act on behalf of Borrower, and Guarantor authorizes Lender to deal with any such Person as if that Person were the Borrower for purposes of this Guaranty.

     Section 6.23. Guarantor's Independent Decision. Guarantor delivers this Guaranty based solely on its own independent investigation and determination, and Guarantor has not relied on any statement or representation of Lender or its agents with respect to any matter whatsoever. Guarantor is in a position to and hereby assumes full responsibility for obtaining any additional information concerning the Guaranteed Obligations and the Borrower.

     ENTERED INTO the date first set forth above.

                                      GUARANTOR:





                                      By:


                                      Title:

Accepted in Tennessee by:

LENDER:


THIRD NATIONAL BANK IN NASHVILLE


By:

Title:

STATE OF ____________________ )
COUNTY OF __________________ )


     Before me, ___________________________________, a Notary
Public of said County and State, personally appeared ____________________________, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged _______self to be ____________________ (or other officer authorized to execute the instrument) of
                                               , the within named
bargainor, a corporation, and that _____ as such _______________________ executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by ______self as ____________________.

     Witness my hand and seal, at Office, this ______ day of __________________, 1995.



Notary Public



My Commission Expires:

                                  Exhibit D

                          CERTIFICATE OF COMPLIANCE


      I,                                               , hereby certify
that I am the duly elected and qualified
    of Insituform Technologies, Inc. ("Borrower"), and I hereby make the following certifications as required under the terms of the Amended and Restated Loan Agreement dated June 7, 1995 (the "Loan Agreement") by and between Borrower and Third National Bank in Nashville ("Lender"):

      1.   This Certificate of Compliance is given to Lender on the
       day of                        , 19       . The information set
forth below is derived from Borrower's [check one]


           [   ] quarterly       [   ] annual financial statements dated
[check one]:

 [    ] March 31, 19             [   ]  September 30, 19

 [    ] June 30, 19              [   ] December 31, 19


The date checked and completed above is referred to herein as the "Covenant Test Date."

      2.   On the Covenant Test Date, Borrower's and its Subsidiaries':

           (a)   Consolidated ratio of Liabilities to Tangible Net Worth
                 is             to             ; and

           (b)   Consolidated ratio of Funded Debt to EBITDA is
                     to            ; and

           (c)   Consolidated ratio of current assets to current
                 liabilities is             to             ; and

           (d)   Tangible Net Worth (including Offering Proceeds) is
                 $                   .


      3. The undersigned certifies that neither the undersigned nor Borrower has obtained knowledge of any Event of Default, or event which, after notice or lapse of time (or both), would constitute an Event of Default.

      4. Capitalized terms appearing herein shall have the meanings ascribed to them in the Loan Agreement.

                                       INSITUFORM TECHNOLOGIES, INC.


                                       By:


                                       Title: